SENIOR REDUCING REVOLVING

                                 CREDIT FACILITY

                                   dated as of

                                 April 21, 1997


                                      among


                         Bellwether Exploration Company,

                          The Guarantors Party Hereto,

                             The Banks Party Hereto,

                     The LC Issuing Banks Referred to Herein

                                       and

                   Morgan Guaranty Trust Company of New York,
                             as Administrative Agent

                             -----------------------

                            The Chase Manhattan Bank,
                               Documentation Agent

                                TABLE OF CONTENTS

                             ----------------------

                                    ARTICLE 1
                                   DEFINITIONS
                                                                           PAGE
SECTION 1.01.  DEFINITIONS...................................................1
SECTION 1.02.  ACCOUNTING TERMS AND DETERMINATIONS..........................23
SECTION 1.03.  OTHER DEFINITIONAL PROVISIONS................................23

                                    ARTICLE 2
                                   THE CREDITS

SECTION 2.01.  COMMITMENTS TO LEND..........................................23
SECTION 2.02.  METHOD OF BORROWING..........................................24
SECTION 2.03.  MATURITY OF LOANS............................................25
SECTION 2.04.  INTEREST RATES...............................................25
SECTION 2.05.  METHOD OF ELECTING INTEREST RATES............................27
SECTION 2.06.  FEES.........................................................28
SECTION 2.07.  TERMINATION OR REDUCTION OF COMMITMENTS......................29
SECTION 2.08.  OPTIONAL PREPAYMENTS.........................................30
SECTION 2.09.  MANDATORY PREPAYMENTS........................................30
SECTION 2.10.  GENERAL PROVISIONS AS TO PAYMENTS............................31
SECTION 2.11.  FUNDING LOSSES...............................................32
SECTION 2.12.  COMPUTATION OF INTEREST AND FEES.............................32
SECTION 2.13.  NOTES........................................................32
SECTION 2.14.  REGULATION D COMPENSATION....................................33
SECTION 2.15.  BORROWING BASE...............................................33
SECTION 2.16.  LETTERS OF CREDIT............................................34

                                    ARTICLE 3
                                   CONDITIONS

SECTION 3.01.  CLOSING......................................................41
SECTION 3.02.  BORROWINGS AND ISSUANCES OF LETTERS OF CREDIT................42

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  CORPORATE EXISTENCE AND POWER................................43
SECTION 4.02.  CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO
                   CONTRAVENTION............................................44

                                                                           PAGE

SECTION 4.03.  BINDING EFFECT...............................................44
SECTION 4.04.  FINANCIAL INFORMATION........................................44
SECTION 4.05.  LITIGATION...................................................45
SECTION 4.06.  COMPLIANCE WITH ERISA........................................45
SECTION 4.07.  ENVIRONMENTAL COMPLIANCE.....................................45
SECTION 4.08.  TAXES........................................................47
SECTION 4.09.  SUBSIDIARIES.................................................47
SECTION 4.10.  NO REGULATORY RESTRICTIONS ON BORROWING......................47
SECTION 4.11.  FULL DISCLOSURE..............................................47
SECTION 4.12.  REPRESENTATIONS OF GUARANTORS................................48
SECTION 4.13.  OWNERSHIP OF PROPERTY, LIENS.................................49
SECTION 4.14.  REPRESENTATIONS IN PURCHASE AND SALE AGREEMENT
                   TRUE AND CORRECT.........................................49

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.01.  INFORMATION..................................................49
SECTION 5.02.  RESERVE REPORTS..............................................51
SECTION 5.03.  PAYMENT OF OBLIGATIONS.......................................52
SECTION 5.04.  MAINTENANCE OF PROPERTY AND INSURANCE........................53
SECTION 5.05.  CONDUCT OF BUSINESS AND MAINTENANCE OF
                   EXISTENCE................................................53
SECTION 5.06.  COMPLIANCE WITH LAWS.........................................54
SECTION 5.07.  INSPECTION OF PROPERTY, BOOKS AND RECORDS....................54
SECTION 5.08.  MERGERS AND SALES OF ASSETS..................................54
SECTION 5.09.  USE OF PROCEEDS..............................................55
SECTION 5.10.  NEGATIVE PLEDGE..............................................55
SECTION 5.11.  LIMITATION ON DEBT...........................................58
SECTION 5.12.  DEBT OF SUBSIDIARIES.........................................58
SECTION 5.13.  CASH INTEREST COVERAGE RATIO.................................58
SECTION 5.14.  MINIMUM CONSOLIDATED TANGIBLE NET WORTH......................58
SECTION 5.15.  RESTRICTED PAYMENTS AND INVESTMENTS..........................59
SECTION 5.16.  INVESTMENTS..................................................59
SECTION 5.17.  TRANSACTIONS WITH AFFILIATES.................................60
SECTION 5.18.  ADDITIONAL GUARANTORS........................................60
SECTION 5.19.  PRICE HEDGE..................................................61
SECTION 5.20.  AMENDMENTS OF THE ACQUISITION DOCUMENTS......................61
SECTION 5.21.  EXTRAORDINARY BORROWING BASE REDETERMINATIONS................61

                                    ARTICLE 6
                                    DEFAULTS
                                                                           PAGE

SECTION 6.01.  EVENTS OF DEFAULT............................................63
SECTION 6.02.  NOTICE OF DEFAULT............................................66
SECTION 6.03.  CASH COVER...................................................66

                                    ARTICLE 7
                            THE ADMINISTRATIVE AGENT

SECTION 7.01.  APPOINTMENT AND AUTHORIZATION................................67
SECTION 7.02.  ADMINISTRATIVE AGENTS AND AFFILIATES.........................67
SECTION 7.03.  ACTION BY ADMINISTRATIVE AGENT...............................67
SECTION 7.04.  CONSULTATION WITH EXPERTS....................................67
SECTION 7.05.  LIABILITY OF ADMINISTRATIVE AGENT............................67
SECTION 7.06.  INDEMNIFICATION..............................................68
SECTION 7.07.  CREDIT DECISION..............................................68
SECTION 7.08.  SUCCESSOR ADMINISTRATIVE AGENT...............................68
SECTION 7.09.  ADMINISTRATIVE AGENT'S FEE...................................69

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

SECTION 8.01.  BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR
                   UNFAIR...................................................69
SECTION 8.02.  ILLEGALITY...................................................70
SECTION 8.03.  INCREASED COST AND REDUCED RETURN............................70
SECTION 8.04.  TAXES........................................................72
SECTION 8.05.  BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-
                   DOLLAR LOANS.............................................73
SECTION 8.06.  SUBSTITUTION OF BANK; NOTICE OF COSTS OR EXPENSES............74

                                    ARTICLE 9
                                    GUARANTY

SECTION 9.01.  THE GUARANTY.................................................75
SECTION 9.02.  GUARANTY UNCONDITIONAL.......................................75
SECTION 9.03.  DISCHARGE ONLY UPON PAYMENT IN FULL;
                   REINSTATEMENT IN CERTAIN CIRCUMSTANCES...................76
SECTION 9.04.  WAIVER BY EACH GUARANTOR.....................................76
SECTION 9.05.  SUBROGATION AND CONTRIBUTION.................................76

SECTION 9.06.  STAY OF ACCELERATION.........................................76
SECTION 9.07.  LIMIT OF LIABILITY...........................................77
SECTION 9.08.  RELEASE OF GUARANTOR.........................................77

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01.  NOTICES.....................................................77
SECTION 10.02.  NO WAIVERS..................................................78
SECTION 10.03.  EXPENSES; INDEMNIFICATION...................................78
SECTION 10.04.  SHARING OF SET-OFFS.........................................79
SECTION 10.05.  AMENDMENTS AND WAIVERS......................................79
SECTION 10.06.  SUCCESSORS; PARTICIPATIONS AND ASSIGNMENTS..................80
SECTION 10.07.  NO RELIANCE ON MARGIN STOCK.................................81
SECTION 10.08.  GOVERNING LAW; SUBMISSION TO JURISDICTION...................82
SECTION 10.09.  COUNTERPARTS; INTEGRATION; EFFECTIVENESS....................82
SECTION 10.10.  WAIVER OF JURY TRIAL........................................82
SECTION 10.11.  APPOINTMENT OF AGENT FOR SERVICES OF PROCESS................82
SECTION 10.12.  JUDGMENT CURRENCY...........................................83
SECTION 10.13.  MAXIMUM INTEREST RATE.......................................83


                             EXHIBITS AND SCHEDULES

Exhibit A             -      Note
Exhibit B             -      Opinion of Counsel for the Borrower
Exhibit C             -      Opinion of Special Counsel for the Agent
Exhibit D             -      Assignment and Assumption Agreement


Commitment Schedule
Schedule 4.05         -      Litigation
Schedule 4.07         -      Environmental Liabilities
Schedule 4.09         -      Subsidiaries
Schedule 5.04         -      Insurance
Schedule 5.11         -      Debt
Schedule 5.16         -      Investments

         AGREEMENT dated as of April 21, 1997 among BELLWETHER EXPLORATION COMPANY, the GUARANTORS party hereto, the BANKS party hereto, the LC ISSUING BANKS referred to herein and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

         WHEREAS, the Borrower and Acquisition Corp., a wholly-owned Subsidiary of the Borrower, acquired the Torch Acquired Properties from the Sellers on and as of April 9, 1997 (in each case as defined below);

         WHEREAS, the Borrower funded its cash obligations with respect to the Acquisition by using the proceeds of (i) one borrowing under the Existing Credit Agreement and (ii) a Long Term Junior Financing, and lending a portion of the proceeds of the foregoing to Acquisition Corp. (in each case as defined below);

         WHEREAS, ON APRIL 9, 1997, FOLLOWING THE ACQUISITION, ACQUISITION CORP. WAS MERGED WITH AND INTO THE BORROWER; AND

         WHEREAS, the Borrower intends to use the proceeds of one or more Borrowings under this Agreement (i) to pay off all of its obligations under the Existing Credit Agreement on the Closing Date which will thereupon be terminated and (ii) for general corporate purposes;

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "ACQUISITION" means the acquisition by the Borrower and Acquisition Corp. of the Torch Acquired Properties on and as of April 9, 1997 pursuant to the Acquisition Documents.

         "ACQUISITION CORP." means Program Acquisition Company, a Delaware corporation and wholly-owned Subsidiary of the Borrower.

         "ACQUISITION DOCUMENTS" means the Purchase and Sale Agreement, the assignments and conveyances entered into in connection therewith, the Release and Confidentiality Agreement dated as of April 9, 1997 among the Borrower, Acquisition Corp. and the other parties thereto and the Escrow Agreement dated as of March 31, 1997 among the Borrower, Acquisition Corp. and the escrow agent party thereto.

         "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Bank and returned to the Administrative Agent (with a copy to the Borrower).

         "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "CONTROLLING PERSON") or
(ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGGREGATE LC EXPOSURE" means, at any time, the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time and
(ii) the aggregate unpaid amount of all LC Reimbursement Obligations at such time.

         "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans and its participations in Letters of Credit, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

         "APPROVED PETROLEUM ENGINEERS" means (i) H. J. Gruy & Associates, (ii) Miller & Lents, Ltd., (iii) Netherland, Sewell, & Associates, Inc., (iv) Ryder Scott Company, (v) Williamson Petroleum Consultants, Inc. or (vi) any other independent petroleum engineers that, prior to the submission of any relevant Reserve Report hereunder, has been selected by the Borrower by notice to the Administrative Agent and approved in writing by the Required Banks. In addition, if the Borrower furnishes a Reserve Report in the form of multiple reports covering different Borrowing Base Properties and if one or more of such multiple reports is prepared by other independent petroleum engineering firms or by the Borrower's or Torch's internal reserve engineers, such other firms or internal reserve engineers shall also be considered to be "APPROVED PETROLEUM ENGINEERS" for the purposes of such report; PROVIDED that the Borrowing Base

Properties which are covered by the reports prepared by any of such Persons do not, in the aggregate, have present values as shown in such reports which exceed ten percent of the aggregate present values of all Borrowing Base Properties covered by such Reserve Report taken as a whole.

         "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation and any condemnation of property (or any transfer or disposition of property in lieu of condemnation for which the Borrower or any of its Subsidiaries receives a condemnation award or other compensation)) by the Borrower or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a Capitalized Lease, but excluding (i) dispositions of oil, gas and other Hydrocarbons after severance, other inventory, cash, Temporary Cash Investments and obsolete, unused or unnecessary equipment and undeveloped real estate, in each case in the ordinary course of business, (ii) dispositions of any Property to the Borrower or a Guarantor and (iii) mineral leases by the Borrower and its Subsidiaries entered into in the ordinary course of their respective businesses.

         "ASSIGNEE" has the meaning set forth in Section 10.06(c).

         "BANK" means (i) each bank listed on the Commitment Schedule and (ii) each Assignee which becomes a Bank pursuant to Section 10.06(c) and (iii) their respective successors.

         "BANK PARTIES" means the Banks, the LC Issuing Banks and the Administrative Agent.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% PLUS the Federal Funds Rate for such day.

         "BASE RATE LOAN" means a Loan which bears interest at the Base Rate, as provided in Section 2.04 and pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.05(a) or Article 8.

         "BORROWER" means Bellwether Exploration Company, a Delaware corporation, and its successors.

         "BORROWER'S 1996 FORM 10-K" means the Borrower's annual report on Form 10-K for the Fiscal Year ended June 30, 1996, as filed with the SEC pursuant to the Exchange Act.

         "BORROWER'S LATEST FORM 10-Q" means the Borrower's quarterly report on Form 10-Q for the Fiscal Quarter ended December 31, 1996, as filed with the SEC pursuant to the Exchange Act.

         "BORROWING" means a borrowing hereunder consisting of Loans made to the Borrower on the same day pursuant to Article 2, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period; PROVIDED that neither the continuation of any Euro-Dollar Loan nor the conversion of any Loan shall be deemed to be a Borrowing. A Borrowing is a Base Rate Borrowing if such Loans are Base Rate Loans or a Euro-Dollar Borrowing if such Loans are Euro-Dollar Loans.

         "BORROWING BASE" means, on any date, the lesser of (i) the aggregate amount of the Commitments at such time and (ii) the amount that is determined in accordance with Section 2.15 or Section 5.21 and that is specified in the most recent Borrowing Base Notice received by the Borrower, as reduced by the Borrower pursuant to Section 2.15(d) .

         "BORROWING BASE CERTIFICATE" means a certificate from the President, Treasurer, Controller or Chief Financial Officer of the Borrower that, to the best of his or her knowledge and in all material respects, (i) the information contained in the most recent Reserve Report is true and correct (subject to the qualifications set forth in Section 4.11 with respect to the information contained in such Reserve Report), (ii) except as set forth on an exhibit to the certificate, either of the Borrower or a Subsidiary owns good and marketable title to the Properties evaluated in such Reserve Report free and clear of all Liens except for Liens permitted under Section 5.10, and (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of $1,000,000 at any one time outstanding with respect to the Borrower's or any Subsidiary's Oil and Gas Properties which would require the Borrower or any Subsidiary to deliver Hydrocarbons produced from the Borrower's or any Subsidiary's Oil and Gas Properties in the future without receiving full payment therefor substantially contemporaneously with such delivery.

         A "BORROWING BASE EXCESSION" exists at any date if and to the extent that the Total Outstanding Amount exceeds the Borrowing Base at such date.

         "BORROWING BASE NOTICE" means a written notice sent to the Borrower by the Administrative Agent pursuant to Section 2.15 or 5.21, notifying the Borrower of the Borrowing Base.

         "BORROWING BASE PROPERTIES" means at any time (i) all of the Oil and Gas Properties of the Borrower or any Subsidiary which at such time (A) have Proved Reserves attributable thereto, (B) the Borrower has requested that the Banks consider in determining the Borrowing Base, (C) have been evaluated in the most recent Reserve Report delivered to the Banks and (D) the Banks have given loan value to in determining the Borrowing Base and (ii) the Related Assets which at such time (A) the Borrower has requested that the Banks consider in determining the Borrowing Base, (B) are included among the Related Assets addressed in the cash flow information then most recently given under Section 5.02(d) (or, prior to receipt of the first such cash flow information, addressed in any information heretofore provided to the Banks concerning Related Assets) and (C) the Banks have given loan value to in determining the Borrowing Base.

         "CAPITAL COSTS" means, with respect to any Oil and Gas Property, all Consolidated Capital Expenditures incurred in connection with (i) the conversion or attempted conversion of such Property from Proved Undeveloped Reserves to Proved Developed Reserves and (ii) the maintenance of such Property as Proved Developed Reserves.

         "CAPITALIZED LEASE" means, as applied to any Person, any lease (including, without limitation, any financial lease) of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee would be required to be capitalized on the balance sheet of such Person if such balance sheet were prepared in accordance with GAAP; and "CAPITALIZED LEASE OBLIGATIONS" means, for any Capitalized Lease, the discounted present value of the rental obligations under such lease.

         "CASH INTEREST COVERAGE RATIO" means at any date the ratio of (i) Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower and its Consolidated Subsidiaries ending on such date to (ii) the sum of (x) Consolidated Cash Interest Expense for such period, PLUS (y) any dividends or other distributions for such period (1) on any shares of preferred stock of the Borrower and (2) on account of the purchase, redemption, retirement or acquisition of any shares of the preferred stock of the Borrower or any option, warrant or other right to acquire shares of the preferred stock of the Borrower.

         "CEILING TEST ADJUSTMENT" means any recognition by the Borrower and its Consolidated Subsidiaries, in accordance with the Borrower's full cost accounting election, of a charge for consolidated accumulated depletion, depreciation and amortization expense due to a valuation adjustment which reduces the net book value of the Borrower's and its Consolidated Subsidiaries' consolidated Oil and Gas Properties to the net present value of their consolidated oil and gas reserves.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder.

         "CLOSING DATE" means the date on or after the Effective Date on which the Administrative Agent shall have received all the documents specified in or pursuant to Section 3.01.

         "COMMITMENT" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite such Bank's name on the Commitment Schedule, and (ii) with respect to any Assignee which becomes a Bank pursuant to Section 10.06(c), the amount of the transferor Bank's Commitment assigned to it pursuant to Section 10.06(c), in each case as such amount may be changed from time to time pursuant to Article 2 or 10.06(c).

         "COMMITMENT FEE RATE" means for any day a rate per annum equal to the amount set forth opposite the pricing level that applies on such day:

PRICING LEVEL                                                           RATE
-------------                                                           ----
For any day on which Level I Pricing applies..................          0.250%
For any day on which Level II Pricing applies.................          0.375%
For any day on which Level III Pricing applies................          0.375%

         "COMMITMENT PERCENTAGE" means, with respect to any Bank at any time, the percentage which the amount of its Commitment at such time represents of the aggregate amount of all the Commitments at such time. At any time after the Commitments shall have terminated, the term "COMMITMENT PERCENTAGE" shall refer to a Bank's Commitment Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 10.06(c).

         "COMMITMENT REDUCTION DATE" means each date on which the Commitments are to be reduced pursuant to Section 2.07, including without limitation the Maturity Date.

         "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period.

         "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, the Consolidated Interest Expense paid in cash during such period.

         "CONSOLIDATED EBIT" means, for any period, the sum of (i) Consolidated Net Income for such period PLUS (ii) to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (A) Consolidated Interest Expense and (B) income tax expense.

         "CONSOLIDATED EBITDA" means, for any period, the sum of (i) Consolidated EBIT for such period PLUS (ii) to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of depreciation, amortization and other similar non-cash charges.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries (including amortization of debt discounts, net cost under interest rate contracts and all of the interest but not the principal component of rentals in respect of Capitalized Lease Obligations) determined on a consolidated basis for such period.

         "CONSOLIDATED NET INCOME" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, adjusted to exclude the effect of any extraordinary or other non-recurring gain (but not loss).

         "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

         "CONSOLIDATED TANGIBLE NET WORTH" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries MINUS their consolidated Intangible Assets, all determined as of such date, PLUS to the extent deducted in determining such consolidated stockholders' equity at such date, the aggregate amount of non-cash write-downs (including Ceiling Test Adjustments) taken after January 1, 1996 in the book value of assets as a result of the reevaluation thereof. As used herein, "INTANGIBLE ASSETS" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (except write-ups resulting from foreign currency translations and write- ups of assets of a going concern business made within twelve months after the acquisition of such business, but in such case net of any write-downs with respect to such business added back in the immediately preceding sentence in determining Consolidated Tangible Net Worth) in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, (ii) all Investments in unconsolidated

Subsidiaries and all equity Investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

         "CREDIT EVENT" has the meaning set forth in Section 3.02.

         "CREDIT EXPOSURE" means, with respect to any Bank at any time, (i) the amount of its Commitment (whether used or unused) at such time or (ii) if the Commitments have terminated in their entirety, such Bank's Outstanding Amount.

         "DEBT" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person under Capitalized Leases, (v) all non-contingent obligations (and, for purposes of Section 5.10 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit (including a Letter of Credit) or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby); PROVIDED, HOWEVER, that the Debt of any Person shall not include (i) any liability for gas balancing that was incurred by such Person in the ordinary course of business, (ii) any Production Payments and Reserve Sales or (iii) any net liabilities under Derivatives Obligations.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "DETERMINATION DATE" (i) has the meaning set forth in Section 2.15(d) and (ii) also means the date that is five Domestic Business Days after the date of the consummation of the sale of any Permitted Subordinated Debt (other than Debt issued in the Senior Subordinated Securities Sale).

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 10.09.

         "ENVIRONMENTAL LAWS" means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, decrees and other governmental restrictions and any and all judgments, orders and licenses to which the business, assets, presently owned, leased or operated properties, activities or operations of the Borrower or any of its Subsidiaries (including their respective predecessors) have been or are subject, relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ENVIRONMENTAL LIABILITIES" means all liabilities in connection with or relating to the business, assets, presently or previously owned, leased or operated property, activities (including, without limitation, off-site disposal) or operations of the Borrower and each Subsidiary, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws (including without limitation any matter disclosed or required to be disclosed in Schedule 4.07 hereto).

         "EQUITY SALE" means the public sale of common stock of the Borrower by the Borrower that occurred on April 9, 1997 pursuant to the Registration Statement of the Borrower on Form S-3, as amended as of April 3, 1997.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

         "EURO-DOLLAR LOAN" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

         "EURO-DOLLAR MARGIN" has the meaning set forth in Section 2.04(b).

         "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.04(b) on the basis of a London Interbank Offered Rate.

         "EURO-DOLLAR RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         "EVENTS OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "EXCLUDED PERIOD" means, with respect to any additional costs or expenses payable pursuant to Article 8, a period that is more than 90 days prior to the applicable Bank's delivery of notice of such costs or expenses to the Borrower.

         "EXISTING CREDIT FACILITY" means the Credit Agreement dated as of April 9, 1997 among the Borrower, the guarantor party thereto, the banks party thereto and Morgan Guaranty Trust Company of New York, as agent for such banks.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

         "FINANCING DOCUMENTS" means this Agreement and the Notes.

         "FISCAL QUARTER" means a fiscal quarter of the Borrower.

         "FISCAL YEAR" means a fiscal year of the Borrower.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks, subject to Section 1.02.

         "GROUP OF LOANS" means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time, PROVIDED that, if a Euro-Dollar Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt or other obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), PROVIDED that the term "GUARANTEE" shall not include obligations under gas balancing arrangements or endorsements for collection or deposit, in each case in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

         "GUARANTOR" means, subject to Sections 5.18 and 9.08, each Person who has executed this Agreement as a guarantor.

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other Hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "HYDROCARBON INTERESTS" of any Person means all rights, titles, interests and estates of such Person in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interest of whatever nature.

         "HYDROCARBONS" mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined from the foregoing and all other minerals.

         "INDEMNITEE" has the meaning set forth in Section 10.03(b).

         "INFORMATION MEMORANDUM" means the confidential Information Package dated March 19, 1997 furnished to the Banks in connection with the transactions contemplated hereby.

         "INITIAL RESERVE REPORTS" means the reserve reports as of June 30, 1996 referred to in the Registration Statements of the Borrower on Form S-3 with respect to the Equity Sale and the Senior Subordinated Securities Sale, in each case as amended as of April 3, 1997, or, in lieu of, or, in addition to, such reserve reports, such other reserve reports as were agreed upon between the Borrower and the Sellers prior to the Acquisition, in form and substance satisfactory to the Administrative Agent in its sole good faith discretion and in accordance with the standards set forth in Section 2.15(c).

         "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in such notice, PROVIDED that:

           (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

           (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

           (c) if any Interest Period includes a Commitment Reduction Date (determined on the first day of such Interest Period) but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such Commitment Reduction Date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit); PROVIDED that a Derivatives Obligation shall not be considered an Investment.

         "LC EXPOSURE" means, with respect to any Bank at any time, an amount equal to its Commitment Percentage of the Aggregate LC Exposure at such time.

         "LC INDEMNITEES" has the meaning set forth in Section 2.16.

         "LC ISSUING BANK" means Morgan Guaranty Trust Company of New York, in its capacity as an issuer of Letters of Credit (and any other Bank which, at the Borrower's request, shall have agreed to issue Letters of Credit hereunder and confirmed such agreement in a notice to the Administrative Agent), each in its capacity as an LC Issuing Bank under the Letter of Credit facility described in
Section 2.16.

         "LC OFFICE" means, with respect to any LC Issuing Bank, the office at which it books any Letter of Credit issued by it.

         "LC PAYMENT DATE" has the meaning set forth in Section 2.16.

         "LC REIMBURSEMENT DUE DATE" has the meaning set forth in Section
2.16.

         "LC REIMBURSEMENT OBLIGATIONS" means, at any time, all obligations of the Borrower to reimburse the LC Issuing Banks for amounts paid by the LC Issuing Banks in respect of drawing under Letters of Credit, including any portion of any such obligations to which a Bank has become subrogated pursuant to Section 2.16(i)(i).

         "LETTER OF CREDIT" means a letter of credit issued hereunder by an LC Issuing Bank.

         "LETTER OF CREDIT FEE RATE" means for any date a rate equal to the Euro-Dollar Margin for such date.

         "LEVEL I PRICING" applies on any date on which the Total Outstanding Amount is less than 50% of the Borrowing Base then in effect.

         "LEVEL II PRICING" applies on any date on which the Total Outstanding Amount is greater than or equal to 50% but less than or equal to 75% of the Borrowing Base then in effect.

         "LEVEL III PRICING" applies on at any date on which the Total Outstanding Amount exceeds 75% of the Borrowing Base then in effect.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset (including any production payment, any obligation to deliver Hydrocarbons in the future in satisfaction of an advance payment previously received or any similar arrangement which has the same practical effect). For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a Lien (i) any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset (other than a Hydrocarbon Interest consisting of a royalty interest) or any Capital Lease or
(ii) any account receivable transferred by it with recourse for collectibility (including any such transfer subject to a holdback or similar arrangement which effectively imposes the risk of collectibility upon the transferor).

         "LOAN" means a loan made by a Bank pursuant to Section 2.01; PROVIDED that if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "LOAN" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.04(b).

         "LONG TERM JUNIOR FINANCING" means (i) the Senior Subordinated Securities Sale together with (ii) the Equity Sale.

         "MATERIAL ADVERSE EFFECT" means (i) any material adverse effect upon the financial condition, results of operations, properties, assets or business of the Borrower and its Subsidiaries, taken as a whole; (ii) a material adverse effect on the ability of the Borrower or any other Person to consummate the transactions contemplated hereby to occur on the Closing Date; (iii) a material adverse effect on the ability of the Borrower to perform under the Financing Documents or (iv) a material adverse effect on the rights and remedies of the Administrative Agent and the Banks under the Financing Documents.

         "MATERIAL DEBT" means Debt (other than the Loans and LC Reimbursement Obligations) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $5,000,000.

         "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt (other than the Loans and LC Reimbursement Obligations) and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $5,000,000.

         "MATERIAL PLAN" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

         "MATERIAL SUBSIDIARY" means, at any time, any Subsidiary that, together with its Subsidiaries, (a) accounted for more than 5% of the revenue of the Borrower and its Subsidiaries determined on a consolidated basis for the then most recently completed Fiscal Year, or (b) was the owner of more than 5% of the assets of the Borrower and its Subsidiaries determined on a consolidated basis at the end of such Fiscal Year, all as shown in the case of (a) and (b) on the consolidated financial statements of the Borrower and its Subsidiaries for such Fiscal Year.

         "MATURITY DATE" means March 31, 2002.

         "MULTIEMPLOYER PLAN" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NET CASH PROCEEDS" means, with respect to any transaction or event, an amount equal to the cash proceeds received by the Borrower or any or its Subsidiaries from or in respect of such transaction or event (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Sale), LESS (x) any expenses reasonably incurred by such Person in respect of such transaction or event and (y) if such transaction or event is an Asset Sale, (i) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof and (ii) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale.

         "NGL-TORCH GAS PLANT VENTURE" means NGL-Torch Gas Plant Venture, a general partnership organized under the laws of the State of Texas.

         "NGL-TORCH RELATED ASSETS" means (i) all of the Borrower's right, title and interest in, to and arising under the NGL-Torch Gas Plant Venture, (ii) all interests of the NGL-Torch Gas Plant Venture in and to the Diamond M - Sharon Ridge Gas Plant including, without limitation, related personal Property and other fixed asset and all easements, servitudes and similar real Property interests owned by the NGL-Torch Gas Plant Venture, on which such gas plant is located and (iii) all revenues, monies, proceeds and payments accruing and to accrue, and all sums payable and to be payable to the Borrower and to which the Borrower is or may be entitled to under the NGL-Torch Gas Plant Venture.

         "NON-REDEEMABLE STOCK" means capital stock issued by the Borrower, PROVIDED that neither the Borrower nor any of its Subsidiaries has any obligation to redeem or purchase such stock or to exchange such stock for, or convert such stock to, any other security (other than Non-Redeemable Common Stock), whether such obligation arises pursuant to the terms of such stock or of any agreement relating thereto or otherwise and whether or not such obligation exists in all circumstances or only upon the occurrence of a particular event or condition or upon the passage of time or otherwise. "NON-REDEEMABLE COMMON STOCK" means Non-Redeemable Stock that is common stock issued by Borrower.

         "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Borrower's obligation to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.05.

         "OBLIGOR" means the Borrower and each Guarantor.

         "OIL AND GAS PROPERTIES" means all of a Person's interest in and to Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental body or agency having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable and saved to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable and saved to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, building, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitude together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "OUTSTANDING AMOUNT" means, with respect to any Bank at any time, the sum of (i) the aggregate outstanding principal amount of its Loans and (ii) its LC Exposure, all determined at such time after giving effect to any prior assignments by or to such Bank pursuant to Section 10.06(c).

         "PARENT" means, with respect to any Bank, any Person controlling such Bank.

         "PARTICIPANT" has the meaning set forth in Section 10.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED SUBORDINATED DEBT" means (i) Debt issued in the Senior Subordinated Securities Sale and (ii) any other subordinated debt issued by the Borrower or its Subsidiaries which contains terms and conditions, including subordination provisions, approved by the Required Banks in accordance with
Section 5.21(c).

         "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PRICE HEDGE" has the meaning set forth in Section 5.19.

         "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "PRODUCTION EXPENSES" means, with respect to any Oil and Gas Property, all cash costs and expenses incurred for or payable in connection with the lifting, producing, gathering, separating, treating, compressing, storing, processing, marketing, transporting or otherwise handling Hydrocarbons from such Property, or developing, reworking, equipping, operating, maintaining and plugging and abandoning such Property.

         "PRODUCTION PAYMENTS AND RESERVE SALES" means the grant or transfer to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar dominated), master limited partnership interest or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such Properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the oil and gas business.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "PROVED DEVELOPED RESERVES" means "proved developed oil and gas reserves" as specified under Rule 4-10(a)(3) of Regulation S-X of the Exchange Act.

         "PROVED RESERVES" means Proved Developed Reserves and Proved Undeveloped Reserves.

         "PROVED UNDEVELOPED RESERVES" means "proved undeveloped oil and gas reserves" as specified under Rule 4-10(a)(4) of Regulation S-X of the Exchange Act.

         "PURCHASE AND SALE AGREEMENT" means the Acquisition and Consolidation Agreement dated as of March 31, 1997 by and among the Borrower, Acquisition Corp. and the Sellers for the purchase and sale of the Torch Acquired Properties.

         "QUARTERLY PAYMENT DATES" means each March 31, June 30, September 30 and December 31.

         "REFERENCE BANKS" means the principal London offices of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York.

         "REGULATED ACTIVITY" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "RELATED ASSETS" means, collectively, all gathering, processing, storage, transportation or gas plant facilities, to the extent any interest therein is directly or indirectly owned by the Borrower or any Subsidiary at the time in question and is not accounted on the books of any of the Borrower or its Subsidiaries as equipment that is part of a producing oil and gas property. On the date hereof, the principal Related Assets are the Snyder Related Assets and the NGL-Torch Related Assets.

         "RELEASE" means any discharge, emission or release, including a Release as defined in CERCLA at 42 U.S.C. Section 9601(22). The term "RELEASED" has a corresponding meaning.

         "REQUIRED BANKS" means, at any time, Banks having at least 66-2/3% of the aggregate amount of the Credit Exposures at such time.

         "RESERVE REPORT" means the Initial Reserve Report and any report prepared and delivered in accordance with Sections 5.02(a) or (b).

         "RESPONSIBLE OFFICER" means, as to any Person, its Chairman, Vice Chairman, President, or any Vice President duly authorized to act on behalf of such Person.

         "RESTRICTED INVESTMENT" means any Investment in any Person made by the Borrower or any of its Subsidiaries other than Investments described in clauses
(a) through (j) of Section 5.16.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of Non-Redeemable Stock), (ii) any payment on account of (A) the purchase, redemption, retirement or acquisition of (1) any shares of the Borrower's capital stock or (2) any option, warrant or other right to acquire shares of the Borrower's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion) or (B) the settlement of any Derivative Obligation the terms of which were tied to or based upon the movement in the trading price of the capital stock of the Borrower on the NASDAQ during any period, or (iii) any payment of principal on, or on account of, the purchase, redemption, retirement or other acquisition, in each case prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of, any Permitted Subordinated Debt.

         "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to but excluding the last Commitment Reduction Date.

         "SEC" means the Securities and Exchange Commission.

         "SELLERS" means each of the entities described as a Seller pursuant to the Purchase and Sale Agreement.

         "SENIOR SUBORDINATED SECURITIES SALE" means the public sale by the Borrower on April 9, 1997 of 10 7/8% Senior Subordinated Notes of the Borrower due 2007 in an original principal amount of $100,000,000 pursuant to a Registration Statement of the Borrower on Form S-3, as amended as of April 3, 1997.

         "SNYDER GAS PLANT" shall mean that certain cryogenic gas plant located in Scurry County, Texas, certain interests in which are owned by the Snyder Gas Plant Venture and the NGL-Torch Gas Plant Venture, which gas plant extracts liquids from natural gas produced from the Sacroc Unit, a waterflood and carbon dioxide injection project, as well as the adjacent Sharon Ridge Field.

         "SNYDER GAS PLANT VENTURE" means Snyder Gas Plant Venture, a general partnership organized under the laws of the State of Texas.

         "SNYDER RELATED ASSETS" means (i) all of the Borrower's right, title and interest in, to and arising under the Snyder Gas Plant Venture, (ii) all interests of the Snyder Gas Plant Venture in and to the Snyder Gas Plant including, without limitation, related personal Property and other fixed assets and all easements, servitudes and similar real Property interests owned by the Snyder Gas Plant Venture, on which such gas plant is located and (iii) all revenues, monies, proceeds and payments accruing and to accrue, and all sums payable and to be payable to the Borrower and to which the Borrower is or may be entitled to under the Snyder Gas Plant Venture.

         "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "SUBSIDIARY" means a Subsidiary of the Borrower; PROVIDED that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of income taxation only, (b) which are not corporations, limited liability companies or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (c) whose businesses are limited to the exploration, development and operation of Oil and Gas Properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "SUBSIDIARIES" of such Person.

         "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any State thereof and, either itself or its holding company, has capital, surplus and undivided profits aggregating at least $400,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, PROVIDED in each case that such Investment matures within one year after it is acquired by the Borrower or a Subsidiary.

         "TORCH" means Torch Energy Advisors Incorporated, a Delaware corporation.

         "TORCH ACQUIRED PROPERTIES" means the Oil and Gas Properties acquired pursuant to the Purchase and Sale Agreement on April 9, 1997.

         "TOTAL OUTSTANDING AMOUNT" means, at any time, the sum of (i) the aggregate outstanding principal amount of the Loans and (ii) the Aggregate LC Exposure.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "UNITED STATES" means the United States of America.

         SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Banks.

         SECTION 1.03. OTHER DEFINITIONAL PROVISIONS. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                                    ARTICLE 2

                                   THE CREDITS

         SECTION 2.01. COMMITMENTS TO LEND. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower from time to time during the Revolving Credit Period; PROVIDED that immediately after each such Loan is made, (i) the aggregate outstanding principal amount of such Bank's Loans shall not exceed its Commitment and (ii) the Total Outstanding Amount shall not exceed the Borrowing Base at such time. Each Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that (i) any such Borrowing may be in the aggregate amount of the unused Commitments and (ii) any Base Rate Borrowing pursuant to Section 2.16(h) may be in the amount provided in such Section) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, prepay Loans to the extent permitted by Section 2.08 and reborrow at any time during the Revolving Credit Period under this Section.

         SECTION 2.02. METHOD OF BORROWING. (a) The Borrower shall give the Administrative Agent notice (a "NOTICE OF BORROWING") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

         (ii)   the aggregate amount of such Borrowing;

        (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate; and

         (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) Promptly after receiving a Notice of Borrowing, the Administrative Agent shall notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower. The Borrower shall not give a Notice of Borrowing at any time if, after giving effect thereto, more than 12 Groups of Loans would be outstanding.

          (c) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

          (d) Unless the Administrative Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection
(b) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.04 and (ii) if such amount is repaid by such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, the Borrower shall not be required to repay such amount and the amount so repaid by such Bank shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.03. MATURITY OF LOANS. Each Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Maturity Date.

         SECTION 2.04. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, from the date such Loan is made until it becomes due for each day at a rate per annum equal to the Base Rate. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% PLUS the interest rate otherwise applicable to such Base Rate Loan for such day.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day PLUS the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         "EURO-DOLLAR MARGIN" means for any day the amount set forth below opposite the pricing level that applies on such day:

PRICING LEVEL                                                           RATE
-------------                                                           ----
For any day on which Level I Pricing applies..................         0.875%
For any day on which Level II Pricing applies.................          1.00%
For any day on which Level III Pricing applies................          1.25%

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the arithmetic mean (rounded upwards, if necessary, to the next higher 1/16 of 1%) of the offered rates for deposits in Dollars quoted as of 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period on Telerate Page 3750 in an amount approximately equal to the principal amount of the Euro-Dollar Loans to which such Interest Period is to apply and for the approximate duration of such Interest Period; PROVIDED that if there are more than six of such rates quoted then the highest and lowest rates shall be eliminated for these purposes; and PROVIDED FURTHER that if no, or only one, such offered quotation appears, the relevant arithmetic mean (calculated as mentioned above) shall be determined (i) on the basis of the offered rates for deposits in Dollars on the Reuters Screen LIBO Page and (ii) if such rate or rates do not appear on either Telerate Page 3750 or the Reuters Screen LIBO Page, on the basis of the respective rates per annum at which deposits in Dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro- Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% PLUS the Euro-Dollar Margin for such day PLUS the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the sum of 2% PLUS the Euro-Dollar Margin for such day PLUS a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by DIVIDING (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y)
1.00 MINUS the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% PLUS the Base Rate for such day).

          (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall promptly notify the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis for the reasons set forth in clause (a) or (b) of Section 8.01, the provisions of Section 8.01 shall apply.

         SECTION 2.05. METHOD OF ELECTING INTEREST RATES. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to subsection (d) of this Section and the provisions of Article 8), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day and

         (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.11 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that (A) such portion is allocated ratably among the Loans comprising such Group, (B) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $1,000,000 (unless such portion is comprised of Base Rate Loans) and (C) immediately after giving effect to such Notice, there shall be not more than 12 Groups of Loans outstanding. If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

          (b)   Each Notice of Interest Rate Election shall specify:

           (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

         (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

          (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $1,000,000.00 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

          (e) If any Loan is converted to a different type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

         SECTION 2.06. FEES. (a) The Borrower shall pay to the Administrative Agent, for the account of the Banks ratably in proportion to their respective Commitment Percentages, a commitment fee at the Commitment Fee Rate on the daily average amount by which the aggregate amount of the Borrowing Base exceeds the Total Outstanding Amount. Such commitment fee shall accrue from and including the Effective Date to but excluding the date on which the Commitments terminate in their entirety.

          (b) The Borrower shall pay to the Administrative Agent, for the account of the Banks ratably in proportion to their Commitment Percentages, a letter of credit fee calculated for each day at the Letter of Credit Fee Rate for such day on the aggregate amount available for drawing under all Letters of Credit at the close of business on such day.

          (c) The Borrower shall pay to each LC Issuing Bank fronting fees and other charges in the amounts and at the times agreed between the Borrower and such LC Issuing Bank.

          (d) Fees accrued for the account of the Banks under subsections (a) and (b) of this Section shall be payable quarterly in arrears on each Quarterly Payment Date and on the day on which the Commitments terminate in their entirety and, in the case of clause (b), on the first date thereafter on which there is no Aggregate LC Exposure.

          (e) The Borrower shall pay to the Administrative Agent such other fees in amounts, and at the time and in the manner, previously agreed upon between the Borrower and the Administrative Agent in the letter dated March 11, 1997 from Morgan Guaranty Trust Company of New York and J.P. Morgan Securities, Inc. and agreed to by Bellwether Exploration Company.

         SECTION 2.07. TERMINATION OR REDUCTION OF COMMITMENTS. (a) VOLUNTARY REDUCTION. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if there are no Outstanding Amounts at such time, or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments on such date in excess of the Total Outstanding Amount. Promptly after receiving a notice pursuant to this subsection, the Administrative Agent shall notify each Bank of the contents thereof.

          (b) MANDATORY SCHEDULED REDUCTION. The aggregate amount of the Commitments shall be reduced (x) on December 31, 1998, by the aggregate amount by which the Commitments on such date are greater than the Borrowing Base in effect on such date and (y) on each Quarterly Date thereafter until the Maturity Date, by an aggregate amount equal to the product of 1/12 TIMES the aggregate amount of the Commitments on December 31, 1998 after giving effect to the reduction on such date pursuant to clause (x) above.

          (c) APPLICATION OF REDUCTIONS. Each reduction of Commitments under this Section 2.07 shall be applied to reduce the Commitments of the Banks pro rata in accordance with the respective amounts thereof.

         (d) TERMINATION. Unless previously terminated, the Commitments shall terminate in their entirety on the Maturity Date.

         SECTION 2.08. OPTIONAL PREPAYMENTS. (a) Subject in the case of Euro-Dollar Loans to Section 2.11, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans or, upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans.

          (b) Promptly after receiving a notice of prepayment pursuant to this Section, the Administrative Agent shall notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.09. MANDATORY PREPAYMENTS. (a) Upon the date of any reduction of Commitments pursuant to Section 2.07, the Borrower shall prepay an amount of Loans and provide cash cover for outstanding Letters of Credit in accordance with Section 6.03 in such amounts as may be necessary so that immediately after giving effect to such payment and/or collateralization, (i) the Total Outstanding Amount LESS the amount of collateral so deposited with respect to Aggregate LC Exposure is not greater than (ii) the aggregate amount of the Commitments as so reduced.

          (b) Without limitation of clause (a) above, if at any time the Administrative Agent shall determine that a Borrowing Base Excession exists, the Administrative Agent shall forthwith notify the Banks and the Borrower. On or before the date falling 6 months after the inception of a Borrowing Base Excession, the Borrower shall remedy such Borrowing Base Excession by (i) prepaying such principal amount of the Loans as may be necessary to reduce the outstanding principal amount thereof to the Borrowing Base at the date of prepayment, (ii) providing cash cover for Aggregate LC Exposure in accordance with Section 6.03, (iii) increasing the Borrowing Base through the addition of Borrowing Base Properties in accordance with Sections 2.15, 5.02 and 5.21;

PROVIDED that, the value of any such Borrowing Base Properties and whether such value is sufficient to remedy such Borrowing Base Excession shall be determined by the Required Banks, in their good faith discretion and in a manner that is consistent with the standards set forth in Section 2.15(c), or (iv) a combination of (i), (ii) and/or (iii).

          (c) Each repayment or prepayment of Loans pursuant to this Section
2.09 shall be made together with accrued interest to the date of payment, and shall be applied ratably to payment of the Loans of the several Banks in proportion to their Commitments (or, if the Commitments have been terminated, to the aggregate outstanding principal amounts of their Loans). Within the foregoing limits of this Section 2.09, each required payment or prepayment shall be made with respect to such outstanding Group or Groups of Loans as the Borrower may designate to the Administrative Agent not less than three Euro-Dollar Business Days prior to the date required for such payment or prepayment or, failing such designation by the Borrower, as the Administrative Agent may specify by notice to the Borrower and the Banks.

         SECTION 2.10. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and LC Reimbursement Obligations and each payment of fees hereunder (other than fees payable directly to the LC Issuing Banks) not later than 1:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 10.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or LC Reimbursement Obligations or any payment of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Borrower notifies the Administrative Agent before the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance on such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.11. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.05(b), or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.02(b), 2.05(c) or 2.08(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; PROVIDED that such Bank shall promptly have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.12. COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.13. NOTES. (a) The Borrower's obligation to repay the Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office.

          (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that the Borrower's obligation to repay such Bank's Loans of a particular type be evidenced by a separate Note. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it relates solely to Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Promptly after it receives each Bank's Note pursuant to Section 3.01(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; PROVIDED that a Bank's failure to make (or any error in making) any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.14. REGULATION D COMPENSATION. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one MINUS the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after such Bank gives such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days before each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

         SECTION 2.15. BORROWING BASE. (a) INITIAL BORROWING BASE. During the period from the Closing Date until the next Determination Date, the Borrowing Base shall be $90,000,000.

          (b) BORROWING BASE REDETERMINATIONS PURSUANT TO SECTION 5.02. Within 30 days after the receipt of (i) any reports delivered pursuant to Section 5.02, together with (ii) the Borrowing Base Certificate, the Administrative Agent shall notify the Borrower and the Banks of a proposed Borrowing Base (such date, the "BB PROPOSAL DATE"). Within 30 days after the BB Proposal Date, if any Bank disapproves of the proposed Borrowing Base, such Bank shall submit to the Administrative Agent in writing, its disapproval of the proposed Borrowing Base which disapproval shall state the maximum Borrowing Base acceptable to such Bank. The Borrowing Base proposed by the Administrative Agent shall become the new Borrowing Base after the close of business on the thirtieth day following the BB Proposal Date (or the next succeeding Domestic Business Day if such date is not a Domestic Business Day) unless, on or prior to such time, (i) the Administrative Agent shall have received the written consent of the Required Banks to such proposed Borrowing Base, in which case the Administrative Agent shall notify the Borrower of the determination of the Borrowing Base by the Banks or (ii) Banks having more than 33 1/3% of the Credit Exposure at such time shall have expressed their disapproval to the Administrative Agent in the manner set forth in the previous sentence, in which case, until the next Determination Date, the Borrowing Base shall be the lowest determination agreed to by the Required Banks and the Administrative Agent shall notify the Borrower of such determination.

          (c) BORROWING BASE REDETERMINATION STANDARDS. Each redetermination of the Borrowing Base pursuant to this Section 2.15 and Section 5.21 below shall be made in good faith by all of the Banks and the Administrative Agent, in the exercise of their reasonable discretion and in accordance with their respective customary and prudent standards for oil and gas lending and credit transactions as they exist at such time; PROVIDED that each of the Borrower, the Banks and the Administrative Agent agree that the Banks will only give loan value to any Property that is subject to a Lien or Production Payments and Reserve Sales if, and to the extent that, the value of such Property exceeds the value of such Lien or such Production Payments and Reserve Sales.

          (d) BORROWING BASE ELECTION. Within five Domestic Business Days after receipt of a Borrowing Base Notice from the Administrative Agent, the Borrower shall by notice to the Administrative Agent either accept such amount as the new Borrowing Base or reduce the Borrowing Base from the amount proposed by the Administrative Agent to any lesser amount. Failure by the Borrower to take either such action within such five Domestic Business Day period shall be deemed acceptance of such amount. Upon any such acceptance or deemed acceptance by the Borrower, a new Borrowing Base in the amount accepted shall take effect on such date (herein called a "DETERMINATION DATE") and shall remain in effect until but not including the next Determination Date. Upon any such reduction by the Borrower, a new Borrowing Base in the reduced amount specified by the Borrower shall take effect on such date (herein also called a "DETERMINATION DATE") and shall remain in effect until but not including the next Determination Date.

          (e) OTHER BORROWING BASE REDETERMINATIONS. The Borrowing Base shall also be adjusted as provided in Section 5.21.

         SECTION 2.16. LETTERS OF CREDIT. (a) ISSUANCE. Each LC Issuing Bank agrees, on the terms and conditions set forth in this Agreement, to issue standby or financial (but not trade or documentary) letters of credit hereunder, with a minimum stated amount for each such letter of credit of $1,000,000, at the request of the Borrower from time to time prior to the date that is 30 days before the Maturity Date; PROVIDED that, immediately after each such Letter of Credit is issued and participations therein are sold to the Banks as provided in this subsection:

          (i)   the Aggregate LC Exposure shall not exceed $15,000,000;

         (ii) in the case of each Bank, its Outstanding Amount shall not exceed its Commitment; and

        (iii) the Total Outstanding Amount shall not exceed the amount of the Borrowing Base at such time.

Whenever an LC Issuing Bank issues a Letter of Credit hereunder, such LC Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Letter of Credit, on the terms specified in this Section, equal to such Bank's Commitment Percentage thereof

          (b) NOTICE OF PROPOSED ISSUANCE. With respect to each Letter of Credit, the Borrower shall give the relevant LC Issuing Bank and the Administrative Agent at least three Domestic Business Days' (or such shorter time as the LC Issuing Bank may agree in a particular instance) prior notice (i) specifying the date such Letter of Credit is to be issued and (ii) describing the proposed terms of such Letter of Credit and the nature of the transactions to be supported thereby. Promptly after it receives such notice, the Administrative Agent shall notify each Bank of the contents thereof.

          (c) CONDITIONS TO ISSUANCE. No LC Issuing Bank shall issue any Letter of Credit under this Section unless:

          (i) such proposed Letter of Credit is a standby or financial letter of credit, and not a documentary or trade letter of credit, and shall have a stated amount not less than $1,000,000,

         (ii) such proposed Letter of Credit is otherwise satisfactory in form and substance to such LC Issuing Bank,

        (iii) the Borrower shall have executed and delivered such other instruments and agreements relating to such proposed Letter of Credit as such LC Issuing Bank shall have reasonably requested,

         (iv) such LC Issuing Bank shall have confirmed with the Administrative Agent on the date of such issuance that the limitations specified in subsection (a) of this Section will not be exceeded immediately after such proposed Letter of Credit is issued, and

          (v) such LC Issuing Bank shall not have been notified in writing by the Borrower or the Administrative Agent expressly to the effect that any condition specified in Section 3.02(c) or Section 3.02(d) is not satisfied at the time such proposed Letter of Credit is to be issued.

          (d) NOTICE OF ACTUAL ISSUANCE. Promptly after it issues any Letter of Credit, the relevant LC Issuing Bank shall notify the Administrative Agent of the date, face amount, beneficiary or beneficiaries and expiry date of such Letter of Credit. Promptly after it receives such notice, the Administrative Agent shall notify each Bank of the contents thereof and the amount of such Bank's participation in such Letter of Credit. Promptly after it issues any Letter of Credit, the relevant LC Issuing Bank shall send a copy of such Letter of Credit to the Administrative Agent.

          (e) EXPIRY DATES. No Letter of Credit shall have an expiry date later than the fifth Domestic Business Day before the Maturity Date. Subject to the preceding sentence, each Letter of Credit issued hereunder shall expire on or before the first anniversary of the date of such issuance; PROVIDED that, subject to the first sentence of this clause (e), the expiry date of any Letter of Credit may be extended from time to time at the Borrower's request, so long as such extension is for a period not exceeding one year and is granted (or the last day on which notice can be given to prevent such extension occurs) no earlier than three months before the then existing expiry date thereof.

          (f) NOTICE OF PROPOSED EXTENSIONS OF EXPIRY DATES. The relevant LC Issuing Bank shall give the Administrative Agent at least three Domestic Business Days' notice before such LC Issuing Bank extends (or allows an automatic extension of) the expiry date of any Letter of Credit issued by it. Such notice shall identify such Letter of Credit, the date on which it is to be extended (or the last day on which notice can be given to prevent such extension) and the date to which it is to be extended. Promptly after it receives such notice, the Administrative Agent shall notify each Bank of the contents thereof. No LC Issuing Bank shall extend (or allow the extension of) the expiry date of any Letter of Credit if:

          (i) such extension does not comply with subsection (e) of this Section, or

         (ii) such LC Issuing Bank shall have been notified by the Borrower or the Administrative Agent expressly to the effect that any condition specified in Section 3.02(c) or Section 3.02(d) is not satisfied at the time of such proposed extension.

If any Letter of Credit is not extended after notice of a proposed extension thereof has been given to the Banks, the relevant LC Issuing Bank shall promptly notify the Administrative Agent of such failure to extend. Promptly after it receives such notice, the Administrative Agent shall notify each Bank thereof.

          (g) DRAWINGS. If an LC Issuing Bank receives a demand for payment under any Letter of Credit issued by it and determines that such demand should be honored, such LC Issuing Bank shall (i) promptly notify the Borrower and the Administrative Agent as to the amount to be paid by such LC Issuing Bank as a result of such demand and the date of such payment (an "LC PAYMENT DATE") and
(ii) make such payment in accordance with the terms of such Letter of Credit. Upon such notice by such LC Issuing Bank, the Administrative Agent shall promptly notify each of the Banks as to the amount to be paid by such LC Issuing Bank as a result of such demand and the date of such payment.

          (h)   REIMBURSEMENT BY THE BORROWER.

          (i) If any amount is drawn under any Letter of Credit, the Borrower irrevocably and unconditionally agrees to reimburse the relevant LC Issuing Bank for such amount, together with any and all reasonable charges and expenses which such LC Issuing Bank may pay or incur relative to such drawing. Such reimbursement shall be due and payable on the relevant LC Payment Date or the date on which such LC Issuing Bank notifies the Borrower of such drawing, whichever is later; PROVIDED that, if such notice is given after 12:00 noon (New York City time) on the later of such dates, such reimbursement shall be due and payable on the next following Domestic Business Day (the date on which it is due and payable being an "LC REIMBURSEMENT DUE DATE").

         (ii) In addition, the Borrower agrees to pay, on the applicable LC Reimbursement Due Date, interest on each amount drawn under a Letter of Credit, for each day from and including the date such amount is drawn to but excluding such LC Reimbursement Due Date, at the Base Rate for such day. The Borrower also agrees to pay, on demand, interest on any overdue amount (including any overdue interest) payable under this subsection (h), for each day from and including the day such amount becomes due to but excluding the day such amount is paid in full, at a rate per annum equal to the sum of 2% PLUS the Base Rate for such day.

        (iii) Each payment by the Borrower pursuant to this subsection (h) shall be made to the relevant LC Issuing Bank in Federal or other funds immediately available to it at its address specified in or pursuant to
         Section 10.01.

         (iv) Unless it gives not less than one Domestic Business Day's notice to the Administrative Agent to the contrary, the Borrower shall be deemed to have timely given a Notice of Borrowing for a Base Rate Loan on the date of any drawing under a Letter of Credit in the exact amount due the LC Issuing Bank hereunder on such date, and the Administrative Agent shall apply the proceeds of such Base Rate Loan to make payment thereof.

         (i)      PAYMENTS BY BANKS.

          (i) If the Borrower fails to pay any LC Reimbursement Obligation in full when due, the relevant LC Issuing Bank may notify the Administrative Agent of the unreimbursed amount and request that the Banks reimburse such LC Issuing Bank for their respective Commitment Percentages thereof. Promptly after it receives any such notice, the Administrative Agent shall notify each Bank of the unreimbursed amount and such Bank's Commitment Percentage thereof. Upon receiving such notice from the Administrative Agent, each Bank shall make available to such LC Issuing Bank, at its address specified in or pursuant to
         Section 10.01, an amount equal to such Bank's Commitment Percentage of such unreimbursed amount, in Federal or other funds immediately available to such LC Issuing Bank, by 3:00 P.M. (New York City time)
         (A) on the day such Bank receives such notice if it is received at or before 12:00 Noon (New York City time) on such day or (B) on the next Domestic Business Day if such notice is received after 12:00 Noon (New York City time) on the date of receipt, in each case together with interest on such amount for each day from and including the relevant LC Payment Date to but excluding the day such payment is due from such Bank at the Federal Funds Rate for such day. Upon payment in full thereof, such Bank shall be subrogated to the rights of such LC Issuing Bank against the Borrower to the extent of such Bank's Commitment Percentage of the related LC Reimbursement Obligation (including interest accrued thereon).

         (ii) If any Bank fails to pay when due any amount to be paid by it pursuant to clause (i) of this subsection, interest shall accrue on such Bank's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Bank makes such payment, at a rate per annum equal to (x) for each day from the day such payment is due to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day and (y) for each day thereafter the sum of 2% PLUS the Base Rate for such day.

        (iii) If the Borrower shall reimburse any LC Issuing Bank for any drawing with respect to which any Bank shall have made funds available to such LC Issuing Bank in accordance with clause (i) of this subsection, such LC Issuing Bank shall promptly upon receipt of such reimbursement distribute to such Bank its Commitment Percentage thereof, including interest, to the extent received by such LC Issuing Bank.

          (j) EXCULPATORY PROVISIONS. The obligations of the Borrower and the Banks under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any Bank may have or have had against any LC Issuing Bank, any Bank, any beneficiary of any Letter of Credit or any other Person. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use of such Letter of Credit by such beneficiary. None of the LC Issuing Banks, the Banks and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Bank to make payments to each LC Issuing Bank and of the Borrower to reimburse each LC Issuing Bank for drawings pursuant to this Section shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by any LC Issuing Bank against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit or (iv) any dispute between or among the Borrower, any beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of the Borrower or any other Person against any beneficiary of any Letter of Credit. No LC Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by any LC Issuing Bank in connection with any Letter of Credit and the related drafts and documents shall be binding upon the Borrower and shall not place any LC Issuing Bank or any Bank under any liability to the Borrower. Notwithstanding the foregoing, the provisions of this subsection (j) shall not relieve any LC Issuing Bank from responsibility for its own gross negligence or willful misconduct.

          (k) INDEMNIFICATION BY BORROWER. The Borrower agrees to indemnify and hold harmless each Bank, each LC Issuing Bank and the Administrative Agent (collectively, the "LC INDEMNITEES") from and against any and all claims and damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel) which such LC Indemnitee may reasonably incur (or which may be claimed against such LC Indemnitee by any Person whatsoever) by reason of or in connection with any execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit; PROVIDED that the Borrower shall not be required to indemnify any LC Indemnitee for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) its own willful misconduct or gross negligence or (ii) its failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection is intended to limit the obligations of the Borrower under any other provision of this Section.

          (l) INDEMNIFICATION BY BANKS. The Banks shall, ratably in proportion to their Commitment Percentages, indemnify each LC Issuing Bank (to the extent not reimbursed by the Borrower) against any claims, damages, losses, liabilities, reasonable costs and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel) that any such Indemnitee may suffer or incur in connection with this Section or any action taken or omitted by such indemnitee under this Section; PROVIDED that the Banks shall not be required to indemnify any LC Issuing Bank for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) its own gross negligence or willful misconduct, (ii) its failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, (iii) its failure to comply with subsection (e) of this Section, (iv) its liabilities under any Letter of Credit issued by it in contravention of clause (iii) (to the extent that the limitations referred to therein were in fact exceeded) or clause (iv) of subsection (c) of this Section or (v) its liabilities under any Letter of Credit extended (or allowed to be automatically extended) by it in contravention of clause (ii) of subsection (f) of this Section.

          (m) LIABILITY FOR DAMAGES. Nothing in this Section shall preclude the Borrower or any Bank from asserting against any LC Issuing Bank any claim for damages suffered by the Borrower or such Bank to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuing Bank or (ii) such LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions thereof.

         (n) DUAL CAPACITIES. In its capacity as a Bank, each LC Issuing Bank shall have the same rights and obligations under this Section as any other Bank.

          (o) INFORMATION TO BE PROVIDED TO ADMINISTRATIVE AGENT. Each LC Issuing Bank shall furnish to the Administrative Agent upon request such information as the Administrative Agent shall reasonably request in order to calculate (i) the Aggregate LC Exposure existing from time to time and (ii) the amount of any fee payable for the account of the Banks under Section 2.06(b).

                                    ARTICLE 3

                                   CONDITIONS

         SECTION 3.01. CLOSING. The closing hereunder shall occur when all the following conditions have been satisfied:

          (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of facsimile, telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party) and the Schedules hereto;

          (b) receipt by the Administrative Agent of a duly executed Note for the account of each Bank dated on or before the Closing Date and complying with the provisions of Section 2.13;

          (c) receipt by the Administrative Agent of an opinion of Butler & Binion, L.L.P., counsel for the Obligors, substantially in the form of Exhibit B hereto, dated the Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

          (d) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit C hereto, dated the Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

          (e) receipt by the Administrative Agent of payment instructions with respect to each wire transfer to be made by the Administrative Agent or the Borrower on the Closing Date setting forth the amount of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer;

          (f) receipt by the Administrative Agent of evidence satisfactory to it in its sole good faith discretion that all outstanding obligations of the Borrower under, or with respect to, the Existing Credit Facility have been paid in full, all commitments thereunder have been terminated and all Guarantees thereof have been released;

          (g) the Administrative Agent shall have received evidence of the prior closing of the Long Term Junior Financing, in form and substance satisfactory to it;

          (h) the Administrative Agent shall not have received notice from Banks holding at least 331/3% of the Commitments (which notices so received shall not have been rescinded) to the effect that such Banks have not completed, or are not satisfied in their sole good faith discretion with the scope and results of, their due diligence review of financial, legal, tax, litigation, insurance, ERISA, Environmental Liabilities, other contingent liabilities and other matters concerning the Borrower and its Subsidiaries;

           (i) receipt by the Administrative Agent of a certificate of an executive officer of the Borrower, certifying that the Borrower has received (or made) all authorizations, consents, approvals, waivers, orders, licenses, permits, notices, filings and declarations (including those of or issued by (or to be made or provided to) any governmental authority), except for those the failure of which to receive (make or provide) would not have a Material Adverse Effect at or after the Closing Date); and

           (j) receipt by the Administrative Agent of all documents the Administrative Agent may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto and thereto, all in form and substance satisfactory to the Administrative Agent.

Promptly after the Closing Date occurs, the Administrative Agent shall notify the Borrower and the Banks thereof, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02.  BORROWINGS AND ISSUANCES OF LETTERS OF CREDIT.   The
obligation of any Bank to make a Loan on the occasion of any Borrowing, and the obligation of any LC Issuing Bank to issue (or extend or allow an extension of the expiry date of) any Letter of Credit (any such event, a "CREDIT EVENT"), is subject to the satisfaction of the following conditions:

          (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02, or receipt by the relevant LC Issuing Bank of a notice of proposed issuance or extension as required by Section 2.16(b) or 2.16(f), as the case may be;

         (b) the fact that, immediately before and after such Credit Event, no Default shall have occurred and be continuing;

          (c) the fact that, immediately after such Credit Event, the Total Outstanding Amount will not exceed the Borrowing Base at such time; and

          (d) the fact that the representations and warranties of the Obligors contained in the Financing Documents shall be true on and as of the date of such Credit Event (except Sections 4.04(a), 4.04(b), 4.11 and 4.14, which representations relate solely to an earlier date and were true and correct in all material respects on such earlier date).

Each Credit Event Borrowing and each issuance or extension of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in clauses (c) and (d) of this Section.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants, and, as to the matters set forth in Section 4.12, each Guarantor represents and warrants, with respect to itself only, that:

         SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all governmental licenses, consents, authorizations and approvals required to carry on its business as now conducted (other than such governmental licenses, consents, authorizations and approvals the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect).

         SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of the Financing Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Borrower's certificate of incorporation or by-laws or of any agreement or other instrument evidencing Debt for borrowed money or of any other material agreement, judgment, injunction, order, decree or other material instrument binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

         SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         SECTION 4.04. FINANCIAL INFORMATION. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1996 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the Fiscal Year then ended, reported on by Deloitte & Touche LLP and set forth in the Borrower's 1996 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

          (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1996 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the six months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in subsection
(a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

          (c) Since June 30, 1996, there has been no material adverse change in the business, financial position or results of operations of the Borrower, its Consolidated Subsidiaries, and the Torch Acquired Properties, considered as a whole.

         SECTION 4.05. LITIGATION. Except as disclosed on Schedule 4.05, there is no action, suit or proceeding pending against, or to the Borrower's knowledge threatened against or affecting, the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect.

         SECTION 4.06. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations in all material respects under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan for an amount which, if not granted, would have subjected the ERISA Group (or any member thereof) to a liability in excess of $5,000,000, (ii) failed to make any contribution or payment of a material amount to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code (other than Liens permitted under Section 5.10) or
(iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.07. ENVIRONMENTAL COMPLIANCE. (a) Except (x) as disclosed on
Schedule 4.07 or (z) to the extent that the Environmental Liabilities of the Borrower and its Subsidiaries, taken as a whole, that relate to or could result from the matters referred to in clauses (i) through (vi), inclusive, would not exceed $1,000,000 for any one occurrence or $5,000,000 in the aggregate:

          (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Borrower's knowledge, threatened by any governmental or other entity with respect to any (A) alleged violation by the Borrower or any Subsidiary of any Environmental Law, (B) alleged failure by the Borrower or any Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business, (C) alleged violation of or liability under any Environmental Law with respect to any Regulated Activity or (D) alleged violation of or liability under any Environmental Law with respect to any Release of Hazardous Substances;

         (ii) other than generation in material compliance with all applicable Environmental Laws, (A) neither the Borrower nor any Subsidiary has engaged in any Regulated Activity and (B) no Regulated Activity conducted by the Borrower (and, to the Borrower's knowledge, no Regulated Activity conducted by other Persons) has occurred at or on any property now or previously owned, leased or operated by the Borrower or any Subsidiary;

        (iii) other than in material compliance with all applicable Environmental Laws and in a manner which would not reasonably be expected to result in any Environmental Liabilities, no polychlorinated biphenyls, radioactive material, urea formaldehyde, lead, asbestos, asbestos-containing material or underground storage tank (active or abandoned) is or has been present at any property now or previously owned, leased or operated by the Borrower or any Subsidiary;

         (iv) no Hazardous Substance has been Released (and no written notification of such Release has been received by the Borrower) at, on or under any property now or previously owned, leased or operated by the Borrower or any Subsidiary;

          (v) no property now or previously owned, leased or operated by the Borrower or any Subsidiary or any property to which the Borrower or any Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or, to the Borrower's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up; and

         (vi) other than Liens permitted under Section 5.10, there are no liens under Environmental Laws on any of the real property owned or leased by the Borrower or any Subsidiary, to the Borrower's knowledge, no government actions have been taken or are in process which could subject any of such properties or assets to such liens and neither the Borrower nor any Subsidiary would be required to place any notice or restriction relating to Hazardous Substances at any property owned by it in any deed to such property.

          (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Borrower has knowledge in relation to the current or prior business of the Borrower or any property or facility now or previously owned, leased or operated by the Borrower or any Subsidiary, which has not been made available for review to the Administrative Agent at least five days prior to the Effective Date.

          (c) For purposes of this Section, the terms "Borrower" and "Subsidiary" shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of the Borrower or any Subsidiary.

         SECTION 4.08. TAXES. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary except those which are diligently contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the Borrower's opinion, adequate.

         SECTION 4.09. SUBSIDIARIES. Part I of 4.09 lists all of the Subsidiaries on the Effective Date and Part II of Schedule 4.09 lists all Material Subsidiaries on the Effective Date. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except such governmental licenses, authorizations, consents and approvals the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.10. NO REGULATORY RESTRICTIONS ON BORROWING. The Borrower is not (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (ii) a "holding company" or a "subsidiary company" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 4.11. FULL DISCLOSURE. All information, including, without limitation, the Information Memorandum, other than the Projections (as defined below), which has been or is hereafter prepared or made available by the Borrower or by any of the Borrower's respective representatives (including Torch) to any Bank or the Administrative Agent, in connection with this Agreement and the transactions contemplated hereby (including without limitation all information given at information meetings for potential syndicate members and supplied or approved by the Borrower) (such information collectively, the "INFORMATION") is, or in the case of Information made available after the date hereof will be, true, complete and correct in all material respects, and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements were or are made, not misleading. It is understood and agreed, however, that (i) each Reserve Report is necessarily based upon economic assumptions and professional opinions, estimates and projections, (ii) any financial projections (the "PROJECTIONS") which the Borrower or any of the Borrower's representatives (including Torch) has provided or may provide in connection with the transactions contemplated hereby (including the Reserve Reports) and the Information Memorandum are similarly based on economic assumptions, opinions and estimates, (iii) the Borrower is not making any representation or warranty that such assumptions, opinions, estimates and Projections will ultimately prove to have been accurate, (iv) the Borrower is not making any representation or warranty with respect to any price or cost Projections furnished by the Administrative Agent or any Bank for use in preparing any Reserve Report, and (v) the Borrower's only representation or warranty with respect to any Projections that have been or will be provided by the Borrower or any of its representatives or Subsidiaries is that such Projections have been or will be, as the case may be, prepared in good faith based upon assumptions that Borrower's management reasonably believed or believes, as the case may be, to be reasonable at the time such Projections were or are prepared. The Borrower has disclosed to the Banks in writing any and all facts which may have a Material Adverse Effect.

         SECTION 4.12. REPRESENTATIONS OF GUARANTORS. Each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except such governmental licenses, authorizations, consents and approvals the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by each Guarantor of each Financing Document to which such Guarantor is a party are within such Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Guarantor or of any agreement or instrument evidencing Debt for borrowed money or of any other material agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor or result in the creation or imposition of any Lien on any asset of such Guarantor. This Agreement constitutes a valid and binding agreement of each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         SECTION 4.13. OWNERSHIP OF PROPERTY, LIENS. Except to an extent which could not reasonably be expected to have a Material Adverse Effect: the Borrower and its Subsidiaries have good and marketable title to and are in lawful possession of, or have valid leasehold interests in, all material Properties purported to be owned by the Borrower and its Subsidiaries or to be leased by the Borrower and its Subsidiaries (as the case may be), and none of such material Properties is subject to any Liens, except Liens permitted under
Section 5.10, all of such material Properties are in good working order and condition, ordinary wear and tear excepted, and the Borrower and its Subsidiaries have received all deeds, assignments, bills of sale and other documents and duly effected all recordings, filings and other actions necessary or appropriate to establish, protect and perfect its right, title and interest in and to all such material Properties.

         SECTION 4.14. REPRESENTATIONS IN PURCHASE AND SALE AGREEMENT TRUE AND CORRECT. Each of the representations and warranties of the Borrower contained in the Purchase and Sale Agreement was true and correct in all material respects on the date when made. The Purchase and Sale Agreement has not been modified or amended in any respect and no provision or condition contained therein has been waived, except as permitted by Section 5.20.

                                    ARTICLE 5

                                    COVENANTS

         The Borrower agrees that, so long as any Bank has any Credit Exposure hereunder or any interest or fees accrued hereunder remain unpaid:

         SECTION 5.01.  INFORMATION.  The Borrower will deliver to each of the
Banks:

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, cash flows and changes in stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the SEC by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such

Fiscal Quarter, the related consolidated statement of income, cash flows and changes in stockholders' equity for such Fiscal Quarter and the related consolidated statements of income, cash flows and changes in stockholders' equity for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of each such statement of income, cash flows and changes in stockholders' equity in comparative form the figures for the corresponding period in the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by the Borrower's chief financial officer or chief accounting officer;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Borrower's chief financial officer or chief accounting officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.10 to 5.16, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

          (e) within five Domestic Business Days after any Responsible Officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly after the mailing thereof to the Borrower's shareholders generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) filed by the Borrower with the SEC;

          (h) promptly after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in

Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC (unless, in each instance, the 30-day notice requirement under Section 4043(a) of the Internal Revenue Code has been waived);
(ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (i) promptly, upon receipt of any complaint, order, citation, notice or other written communication from any Person with respect to, or upon the Borrower's obtaining knowledge of, (i) the existence or alleged existence of a violation of any applicable Environmental Law or any Environmental Liability in connection with any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries, (ii) any Release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, and (iii) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each case, with respect to clauses (i), (ii) and (iii) above, (x) which could result in liability or expenses in excess of $1,000,000 or (y) which individually or in the aggregate could have a Material Adverse Effect, notice thereof; and

          (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. RESERVE REPORTS. (a) Not later than September 1 of each year, the Borrower will furnish to the Banks reports in form and substance satisfactory to the Administrative Agent, each prepared by an Approved Petroleum Engineer, which reports shall evaluate the Borrowing Base Properties of the Borrower and the Subsidiaries as of the immediately preceding June 30 and which shall, together with any other information reasonably requested by the Banks, set forth the Proved Reserves attributable to such Property, together with a projection of the rate of production and future net income with respect thereto as of such date.

          (b) From time to time, the Borrower (x) may, at its election, or, (y) will, if so requested in writing by the Required Banks, (but not more frequently than once each year, in the case of either (x) or (y)), furnish to the Banks within 45 days of such election or request reports in form and substance satisfactory to the Administrative Agent, each of which shall be prepared by an Approved Petroleum Engineer, which shall further evaluate the Borrowing Base Properties evaluated in the immediately preceding Reserve Report, and which shall, together with any other information reasonably requested by the Banks, set forth the Proved Reserves attributable to such Property as of the date of such election or request, together with a projection of the rate of production and net income with respect thereto as of such date.

          (c) Each of the reports to be furnished by the Borrower to the Banks pursuant to this Section 5.02 shall be prepared on the basis of price and other economic assumptions specified by the Administrative Agent to the Borrower in accordance with the standards set forth in Section 2.15(c). Each report prepared pursuant to Section 5.02(a) or Section 5.02(b) shall separately cover Proved Developed Reserves which are currently producing to market, other Proved Developed Reserves and Proved Undeveloped Reserves, and shall identify any material gas imbalances and any Liens (other than Liens permitted pursuant to Sections 5.10(h), (i), (k) through (m) and (o) through (q)) on, and Production Payments and Reserve Sales with respect to, any Oil and Gas Properties (including the amount secured thereby).

          (d) Not later than September 1 of each year (and concurrently with the reports, if any, furnished pursuant to clause (b) above), the Borrower will furnish to the Banks cash flow information with respect to the Related Assets and such other information which the Administrative Agent may from time to time reasonably request concerning the Related Assets.

         SECTION 5.03. PAYMENT OF OBLIGATIONS. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien other than a Lien permitted under

Section 5.10), except where the same are contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual thereof.

         SECTION 5.04. MAINTENANCE OF PROPERTY AND INSURANCE. (a) The Borrower will keep, and will cause each Subsidiary to keep, all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance in responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its Subsidiaries operate, PROVIDED that in any event the Borrower will maintain, and will cause each of its Subsidiaries to maintain, (i) property and casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property, for such amounts not less than those, and with deductible amounts not greater than those, set forth in Part I of Schedule 5.04, (ii) public liability insurance (including products liability coverage) covering such risks, for such amounts not less than those, and with deductible amounts not greater than those, set forth in Part II of Schedule 5.04 and (iii) such other insurance coverage in such amounts and with respect to such risks as the Required Banks may reasonably request. At least 95% of all such insurance shall be provided by (A) insurers that are rated B+, Class VII or better by A.M. Best Company, Inc. (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing, as determined in good faith by the Borrower), PROVIDED that, if the Borrower or any of its Subsidiaries have insurance with any insurer that (1) is not rated by A.M. Best Company, Inc. and (2) is a Lloyd's syndicate, such syndicate must have had, as of the last day of its most recently completed fiscal year, capital and surplus of at least $250,000,000 and a ratio of liabilities (including all potential claims under insurance policies written by them, regardless of the amount of the reserves therefor) to capital and surplus of no greater than 6:1, or (B) such other insurers as the Required Banks may approve in writing. The Borrower will deliver to the Banks (i) upon request of any Bank through the Administrative Agent from time to time full information as to the insurance carried, (ii) within five days of receipt of notice from any insurer a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and
(iii) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower or any Subsidiary.

         SECTION 5.05. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower and its Subsidiaries will continue to engage in business of the acquisition, exploration for, development, production, transportation, gathering, storing, processing and/or marketing of Hydrocarbons and/or accompanying elements, and will preserve, renew and keep in full force and effect their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, other than those the failure of which to maintain would not reasonably be expected to have a Material Adverse Effect; PROVIDED that nothing in this Section shall prohibit:

          (i)   mergers permitted under Section 5.08; or

         (ii) the termination of the corporate existence of a Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not disadvantageous to the Banks.

         SECTION 5.06. COMPLIANCE WITH LAWS. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.07. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times during normal business hours and as often as may reasonably be requested.

         SECTION 5.08. MERGERS AND SALES OF ASSETS. The Borrower will not, and will not permit any Guarantor to, consolidate or merge with or into any other Person; PROVIDED that (x) any Guarantor may merge with the Borrower, any other Guarantor or with any other Person if the Guarantor is the corporation surviving such merger with any other Person (other than the Borrower or another Guarantor), and (y) the Borrower may merge with or into another Person if the Borrower is the corporation surviving such merger, if after giving effect to any such merger, no Default shall have occurred and be continuing. The Borrower and its Subsidiaries will not sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person.

         SECTION 5.09. USE OF PROCEEDS. The proceeds of the Loans will be used by the Borrower (i) to refinance Debt of the Borrower under the Existing Credit Facility and (ii) for general corporate purposes. The Letters of Credit will be used by the Borrower for general corporate purposes. Neither any proceeds of the Loans nor any Letter of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

         SECTION 5.10. NEGATIVE PLEDGE. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $500,000;

          (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

          (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset as of the acquisition thereof by the Borrower or a Subsidiary;

          (f) Liens on cash and Temporary Cash Equivalents securing Derivatives Obligations, PROVIDED that the aggregate amount of cash and Temporary Cash Investments subject to such Liens may at no time exceed $7,500,000;

          (g) any Lien arising under the Acquisition Documents with respect to Property in the Escrow Account;

          (h) Liens which (i) do not secure Debt, (ii) arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, production payment agreements, royalty trust agreements, development agreements, production sales contracts, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are customary in the oil and gas business, and (iii) are for claims which are either not delinquent or are being contested in good faith by appropriate proceedings and as to which the Borrower or its applicable Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (i) Liens not securing Debt reserved in oil and gas mineral leases, or created by statute, to secure royalty, net profits interests, bonus payments, rental payments or other payments out of or with respect to the production, transportation or processing of Hydrocarbons, and compliance with the terms of such leases;

          (j) Production Payments and Reserve Sales, and Liens on properties subject thereto to secure performance obligations in connection therewith;

          (k) Liens for taxes, assessments and governmental charges or claims which are either not delinquent or are being contested in good faith by appropriate proceedings and as to which the Borrower or the applicable Subsidiary shall have set aside on its books such reserve as may be required pursuant to GAAP;

          (l) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for claims which are either not delinquent or are being contested in good faith by appropriate proceedings and as to which the Borrower or its applicable Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (m) Liens on any assets, in each case created or made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety bonds, bids, government contracts and leases, trade contracts (other than for Debt), performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of Debt), including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on private, state, federal or foreign lands or waters);

          (n) (i) Judgment Liens in an aggregate amount not to exceed $20,000,000 and (ii) Liens on any assets in an aggregate amount not to exceed $20,000,000 which secure the payment or performance of appeal bonds with respect to the appeal of any such judgment, in each case, so long as (i) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and (ii) the Borrower shall have either (A) posted a bond in an amount and manner sufficient that such Lien cannot be executed or (B) obtained a stay of such judgment for the period of the review of such judgment;

          (o) Liens not securing Debt that arise solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, PROVIDED that (i) no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System, and (ii) no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution;

          (p) Imperfections and irregularities in title to any Property which in the aggregate do not materially impair the marketability or use of such Property for the purpose for which it is or may reasonably be expected to be held;

          (q) Easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, or other minerals, and other like purposes affecting real property which in the aggregate do not materially burden or impair the marketability or use of such real property for the purposes for which it is or may reasonably be expected to be held;

          (r) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, PROVIDED that any such Debt is not increased beyond the amount thereof outstanding on the Closing Date or on the date of incurrence of such Lien in accordance with this Section 5.10 (PLUS the reasonable costs of renewals and extensions) and is not secured by any additional assets; and

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          (s) Liens not otherwise permitted by the foregoing clauses of this
Section securing Debt in an aggregate principal or face amount not at any time exceeding $5,000,000.

         SECTION 5.11. LIMITATION ON DEBT. The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except:

          (i)   Debt under the Financing Documents;

         (ii) Debt outstanding on the date hereof identified on Schedule 5.11 and refinancings thereof; PROVIDED that the principal amount thereof is not increased beyond the amount outstanding thereunder on the date hereof (PLUS reasonable costs and expenses associated with such refinancings);

        (iii)   Debt secured by Liens permitted by Section 5.10;

         (iv)   Permitted Subordinated Debt of the Borrower and its
         Subsidiaries;

          (v) Debt owed by the Borrower to any of its Subsidiaries or by any Subsidiary to the Borrower or any other Subsidiary;

         (vi) endorsements of negotiable instruments for collection in the ordinary course of business; and

        (vii) Additional Debt not permitted by clauses (i) through (vi) above, PROVIDED, HOWEVER, that the aggregate amount of all Debt incurred by the Borrower and its Subsidiaries pursuant to this clause (vii) shall not exceed $3,000,000 at any one time outstanding.

         SECTION 5.12. DEBT OF SUBSIDIARIES. Total Debt of all Subsidiaries (excluding Debt of a Subsidiary to the Borrower or to a Guarantor) will at no time exceed 10.00% of Consolidated Tangible Net Worth.

         SECTION 5.13. CASH INTEREST COVERAGE RATIO. As of the last day of each Fiscal Quarter, the Cash Interest Coverage Ratio will not be less than 3.0 to 1.

         SECTION 5.14. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth will at no time during any Fiscal Quarter set forth below be less than an amount equal to the sum of (i) $40,000,000 PLUS (ii) an amount equal to 50% of Consolidated Net Income for each Fiscal Quarter ending after December 31, 1996, in each case, for which Consolidated Net Income is positive

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
(but with no deduction on account of negative Consolidated Net Income for any Fiscal Quarter) PLUS (iii) upon the consummation of any issuance of Non-Redeemable Stock after September 30, 1996, 100% of the first $30,000,000, and 75% of all amounts in excess thereof, of the amount of Net Cash Proceeds received by the Borrower from all such issuances.

         SECTION 5.15. RESTRICTED PAYMENTS AND INVESTMENTS. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment or any Restricted Investment other than Restricted Payments of the type referred to in clauses (i) and (ii) of the definition thereof and Restricted Investments, but only if (x) both before and after giving effect thereto, no Default shall have occurred and be continuing and (y) the aggregate amount of all such Restricted Payments and Restricted Investments declared or made since the Closing Date and ending on the date such Restricted Payment or Restricted Investment is declared or made does not exceed (i) $5,000,000 PLUS (ii) 25% of Consolidated Net Income (or MINUS 100% of consolidated net loss) for such period PLUS (iii) the aggregate amount of any Net Cash Proceeds received by the Borrower in any sale(s) by the Borrower of Non-Redeemable Stock during any such period.

         SECTION 5.16. INVESTMENTS. Neither the Borrower nor any Subsidiary will hold, make or acquire any Investment in any Person other than:

          (a)   Investments in any Guarantor or the Borrower;

          (b)   Temporary Cash Investments;

          (c)   Investments existing on the date hereof and disclosed on
Schedule 5.16;

          (d) Accounts receivable from customers in the ordinary course of business;

          (e) Investments pursuant to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar or customary arrangements, and the performance of the Borrower's or any Subsidiary's obligations thereunder in accordance with prudent operating standards and in the ordinary course of business;

          (f) Investments in any Person which is a Subsidiary or which thereby becomes a Subsidiary, PROVIDED that no Event of Default exists immediately after such Investment is made and, PROVIDED FURTHER that the sum of all Investments in Subsidiaries that are not Guarantors shall not exceed $1,000,000 (in each case, the amount thereof determined at the time such Investment is made);

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
          (g) Investments in stock, obligations or securities received in settlement of debts owing to the Borrower or any Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Borrower or any Subsidiary;

          (h) Investments in securities of a Person for which there is an established public trading market, PROVIDED, (i) such Person is engaged exclusively in oil and gas exploration, development, production, processing or transportation activities, and (ii) the cost basis thereof, in the aggregate for all such stocks, bonds, or other securities, does not exceed $5,000,000;

          (i)   Production Payments and Reserve Sales;

          (j) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (j) does not exceed $10,000,000; and

          (k) any Restricted Investment to the extent permitted under Section 5.15.

         SECTION 5.17. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any Investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary as could have been obtained from a third party that was not an Affiliate; PROVIDED that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

         SECTION 5.18. ADDITIONAL GUARANTORS. At any time after the Closing Date, if any Person that is not listed on Part II of Schedule 4.09 hereto becomes a Material Subsidiary, then the Borrower will cause each such new Material Subsidiary to become a party hereto as Guarantor by executing a supplement hereto in form and substance satisfactory to the Administrative Agent, such supplement to be executed within 20 Domestic Business Days of the creation of such Material Subsidiary; PROVIDED, HOWEVER, that, so long as either the NGL- Torch Gas Plant Venture or the Snyder Gas Plant Venture is contractually

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
prohibited from doing so, such Subsidiary will not be required to become a Guarantor hereunder.

         SECTION 5.19. PRICE HEDGE. On April 9, 1997, pursuant to the Purchase and Sale Agreement, the Borrower placed $9,011,853 into escrow to secure payment of the portion of the consideration to be paid, pursuant to the Purchase and Sale Agreement, by the Borrower to the Sellers for the Torch Acquired Properties, the payment of which will be based upon a fixed volume of gas and a formula, as set forth in the Purchase and Sale Agreement.

         SECTION 5.20. AMENDMENTS OF THE ACQUISITION DOCUMENTS. The Company will not amend, modify or terminate (or consent to amend, modify or terminate), or permit any of its Subsidiaries to amend, modify, or terminate (or consent to amend, modify or terminate), any of the Acquisition Documents in any manner which would have a Material Adverse Effect.

         SECTION 5.21. EXTRAORDINARY BORROWING BASE REDETERMINATIONS. (a) TITLE INFORMATION.

          (i) If applicable, as soon as practicable after the provision of any Reserve Report to the Banks pursuant to Section 5.02, the Borrower will deliver acquisition summaries, title opinions and due diligence reports (if any), in respect of any new Borrowing Base Properties being added to the Borrowing Base for any period, prepared in connection with the acquisition and the financing of the acquisition of such Property prepared for the Borrower or the Person financing such acquisition and such additional title information in form and substance reasonably acceptable to the Administrative Agent as is requested so that the Administrative Agent shall have received, together with the title information previously received by it, satisfactory title information covering Oil and Gas Property representing 80% of the value of the new Borrowing Base Properties as set forth in such Reserve Report, as such value is set forth therein.

         (ii) The Borrower shall commence to cure any material title defects or exceptions, which are not Liens permitted by Section 5.10, raised by any title information, within 90 days after a reasonable request by the Administrative Agent to cure such material defects or exceptions.

        (iii) If the Borrower is unable to cure any material title defects reasonably requested by the Administrative Agent to be cured within such 90-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 80% of the value of such new Borrowing Base Properties evaluated in the most recent Reserve Report,

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
         such default shall not be a Default, but instead the Required Banks shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time is not a waiver as to future exercise of the remedy by the Banks. To the extent that the Banks are not satisfied with a title to any Property after the time period in Section 5.21(a)(ii) has elapsed, the Administrative Agent shall, if so requested by the Required Banks, send a Borrowing Base Notice to the Company that the then outstanding Borrowing Base shall be reduced by an amount equal to the loan value attributed to such unacceptable Property by the Banks in the latest Borrowing Base. This new Borrowing Base shall become effective upon receipt of such notice.

          (b) BORROWING BASE PROPERTY SALES. Whenever the Borrower or any of its Subsidiaries, in one or more transactions after the Determination Date immediately preceding the time in question (or, prior to the first Determination Date, after the date hereof) sells, transfers or otherwise disposes of Borrowing Base Properties of $5,000,000 or more in the aggregate, the Borrower will promptly give notice of such event to the Administrative Agent and each Bank and, upon receipt of such notice, the Administrative Agent may, with the consent of the Required Banks, either (i) request a Reserve Report as contemplated in
Section 5.02(b) and the Required Banks may make the determinations, contemplated in Section 2.15(b), or (ii) request any supplemental information which the Required Banks reasonably desire from the Borrower without requiring all such reports and other information, and then designate a new Borrowing Base as the Required Banks deem appropriate in light of such event and such supplemental information. The determination of any new Borrowing Base pursuant to this
Section 5.21(b) shall take effect as provided in Section 2.15(d).

          (c) SUBORDINATED DEBT SALES; APPROVAL OF SUBORDINATED DEBT. Not less than 30 days prior to any proposed issuance and sale by the Borrower of any subordinated debt securities of the Borrower, the Borrower will deliver to the Banks notice of such proposed transaction containing (A) the type and amount of the subordinated debt securities to be sold, (B) the principal amount of the subordinated debt securities that the Borrower expects to issue and sell in such proposed transaction and (C) the material terms and conditions of the proposed subordinated debt securities. Within 15 days after the receipt of such notice, the Administrative Agent will notify the Banks (1) whether it approves of the terms and conditions of the proposed subordinated debt securities and (2) of a proposed new Borrowing Base (such notice, the "SECTION 5.21(C) NOTICE"). Within 15 days after the provision of the Section 5.21(c) Notice, if any Bank disapproves of (i) the terms and conditions of the proposed subordinated debt securities, and/or (ii) the proposed new Borrowing Base, such Bank shall submit to the Administrative Agent in writing such disapproval, which disapproval shall, as applicable, state (A)

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
the reasons and basis for its disapproval of the terms and conditions of the proposed subordinated debt securities and/or (B) the maximum Borrowing Base acceptable to such Bank (taking into account the effect of the issuance of such proposed subordinated debt securities). On the close of business on the fifteenth day after the provisions of the Section 5.21(c) Notice (or the next succeeding Domestic Business Day if such day is not a Domestic Business Day),
(i) the terms and conditions of the proposed subordinated debt securities shall be deemed to have been approved by the Required Banks (and the Administrative Agent shall notify the Borrower of such approval) unless, on or prior to such fifteenth day (or such next succeeding Domestic Business Day, as applicable), Banks having more than 331/3 of the Credit Exposure at such time shall have expressed their disapproval of such terms and conditions in the manner set forth in the previous sentence, in which case the Borrower will not issue any subordinated debt securities until it repeats the foregoing procedures of this
Section 5.21(c) and (ii) such proposed Borrowing Base shall become the basis for determining the new Borrowing Base, pursuant to the final sentence of this
Section 5.21(c), unless on or prior to such fifteenth day, (A) the Administrative Agent shall have received the written consent of the Required Banks to such proposed Borrowing Base, or (B) Banks having more than 331/3 of the Credit Exposure at such time shall have expressed their disapproval to the Administrative Agent in the manner set forth in the previous sentence, in which case the Administrative Agent shall notify the Borrower of the lowest determination agreed to by the Required Banks. Upon the consummation of the sale of any subordinated debt securities, (i) the Borrower shall notify the Administrative Agent of the principal amount of the subordinated debt securities sold in such transaction and (ii) the Borrowing Base will on and as of such date be redetermined in an amount equal to (A) the maximum Borrowing Base agreed to by the Required Banks PLUS (B) the difference of (1) the principal amount of the subordinated debt securities sold in such transaction MINUS (2) the principal amount that the Borrower had expected to issue in the proposed subordinated debt securities sale, as specified in its notice to the Banks pursuant to the first sentence of this Section 5.21(c).

                                    ARTICLE 6

                                    DEFAULTS

         SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay (i) any principal of any Loan or any LC Reimbursement Obligation payable by it hereunder when due or (ii) any interest,

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
fee or other amount payable by it hereunder within 3 days of the date due hereunder;

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.10 through 5.21 hereof, inclusive;

          (c) any Obligor shall fail to observe or perform any covenant or agreement (other than those covered by clause (a) or (b) above) contained in this Agreement or any amendment hereof for 30 days after the Administrative Agent gives notice thereof to the Borrower at the request of any Bank;

          (d) any representation, warranty, certification or statement made by any Obligor in this Agreement or any amendment hereof or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Borrower or any Subsidiary shall fail to make one or more payments in respect of Material Financial Obligations when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be

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
entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

          (j) judgments or orders for the payment of money exceeding $5,000,000 in aggregate amount shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 10 days;

          (k) the Borrower and/or any Subsidiary of the Borrower has incurred or incurs final, non-appealable Environmental Liabilities in excess of $5,000,000 in the aggregate, which Environmental Liabilities would, under GAAP, be reflected in the financial statements (or the footnotes thereto) of the Borrower;

          (l) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 40.00% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the Borrower's board of directors; or, any "Change of Control" (as defined in the indenture with respect to subordinated debt included in a Long Term Junior Financing) shall have occurred; or

          (m) at any time, any Guarantee hereunder by any Guarantor shall fail to constitute a valid and binding obligation of such Guarantor, enforceable in accordance with its terms;

then, and in every such event, the Administrative Agent shall:

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
          (i) if requested by Banks having more than 662/3% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate;

         (ii) if requested by Banks having more than 662/3% of the Aggregate LC Exposure, by notice to each LC Issuing Bank instruct such LC Issuing Bank not to extend the expiry date of any outstanding Letter of Credit, whereupon such LC Issuing Bank shall deliver notice to that effect promptly to the beneficiary of each such Letter of Credit and the Borrower; and

        (iii) if requested by Banks holding Notes evidencing more than 662/3% in aggregate outstanding principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

PROVIDED that, if any Event of Default specified in Section 6.01(g) or 6.01(h) occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02. NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

         SECTION 6.03. CASH COVER. The Borrower agrees that, if an Event of Default shall have occurred and be continuing and Banks having more than 662/3% of the Aggregate LC Exposure instruct the Administrative Agent to request cash collateral pursuant to this Section, the Borrower will, promptly after it receives such request from the Administrative Agent, pay to the Administrative Agent an amount in immediately available funds equal to the then aggregate amount available for subsequent drawings under all outstanding Letters of Credit, to be held by the Administrative Agent, under arrangements satisfactory to it, to secure the payment of all LC Reimbursement Obligations arising from subsequent drawings under such Letters of Credit (which collateral shall be released by the Administrative Agent to the Borrower upon the cure of any such Event of Default); PROVIDED that, if any Event of Default specified in Section 6.01(g) or 6.01(h) occurs with respect to the Borrower, the Borrower shall pay such amount

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
to the Administrative Agent forthwith without any notice or demand or any other act by the Administrative Agent or the Banks.

                                    ARTICLE 7

                            THE ADMINISTRATIVE AGENT

         SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. ADMINISTRATIVE AGENTS AND AFFILIATES. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent.

         SECTION 7.03. ACTION BY ADMINISTRATIVE AGENT. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         SECTION 7.04. CONSULTATION WITH EXPERTS. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. LIABILITY OF ADMINISTRATIVE AGENT. None of the Administrative Agent or any of its affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or such different number of Banks as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty

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
or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in
Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

         SECTION 7.06. INDEMNIFICATION. The Banks shall, ratably in proportion to their Credit Exposures, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.07. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent with the consent of the Borrower (which shall not be unreasonably withheld). If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank

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
organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent resigns as Administrative Agent hereunder, the provisions of this Article 7 shall inure to its benefit as to actions taken or omitted to be taken by it while it was Administrative Agent.

         SECTION 7.09. ADMINISTRATIVE AGENT'S FEE. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent.

                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or before the first day of any Interest Period for any Euro-Dollar Loan:

          (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

          (b) Banks holding 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given

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that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         SECTION 8.02. ILLEGALITY. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro- Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

         SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) or any LC Issuing Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.13), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit (including letters of credit and participations therein) extended by, any Bank (or its

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Applicable Lending Office) or any LC Issuing Bank or shall impose on any Bank
(or its Applicable Lending Office) or any LC Issuing Bank or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) or such LC Issuing Bank of making or maintaining any Euro-Dollar Loan or issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) or such LC Issuing Bank under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank or LC Issuing Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank or LC Issuing Bank such additional amount or amounts as will compensate such Bank or LC Issuing Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank and LC Issuing Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank or LC Issuing Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank or LC Issuing Bank, be otherwise disadvantageous to it. A certificate of any Bank or LC Issuing Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank or LC Issuing Bank may use any reasonable averaging and attribution methods.

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         SECTION 8.04. TAXES. (a) For the purposes of this Section, the following terms have the following meanings:

         "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings of any nature with respect to any payment by the Borrower or any Guarantor, as the case may be, pursuant to this Agreement or under any Note, and all liabilities with respect thereto, EXCLUDING
(i) in the case of each Bank Party, income taxes, franchise taxes and other similar taxes imposed on or measured by its net income (or, in lieu of net income, total assets, net worth or shareholders' capital), by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payment, but not excluding any portion of such tax that exceeds the United States withholding tax which would have been imposed on such a payment to such Bank under the laws and treaties in effect when such Bank first becomes a party to this Agreement.

         "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any Note.

          (b) All payments by the Borrower or any Guarantor to or for the account of any Bank Party hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; PROVIDED that, if the Borrower or any Guarantor shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or any Guarantor, as the case may be, shall make such deductions, (iii) the Borrower or such Guarantor, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall promptly furnish to the Administrative Agent, at its address specified in or pursuant to Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

          (c) The Borrower agrees to indemnify each Bank Party for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section), whether or not correctly or legally imposed, paid by such Bank Party and

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any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank Party makes demand therefor.

          (d) Each Bank Party organized under the laws of a jurisdiction outside the United States, on or before it signs and delivers this Agreement in the case of each Bank listed on the signature pages hereof and on or before it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide each of the Borrower and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable by it pursuant to this Agreement is effectively connected with the conduct of its trade or business in the United States.

          (e) For any period with respect to which a Bank has failed to provide the Borrower or the Administrative Agent with the appropriate form referred to in Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under
Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; PROVIDED that if a Bank, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

          (f) If the Borrower or any Guarantor is required to pay additional amounts to or for the account of any Bank pursuant to this Section as a result of a change in law or treaty occurring after such Bank first became a party to this Agreement, then such Bank will, at the Borrower's request, change the jurisdiction of its Applicable Lending Office if, in the sole judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

         SECTION 8.05. BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or
8.04 with respect to its Euro-Dollar Loans, and in any such case the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank

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
through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks). If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

         SECTION 8.06. SUBSTITUTION OF BANK; NOTICE OF COSTS OR EXPENSES. (a) If
(i) the obligation of any Bank to make, or to continue or convert Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right (a) with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the rights and obligations of such Bank hereunder, or (b) to elect to terminate this Agreement as to such Bank, and in connection therewith not to borrow or convert to any Base Rate Loan provided for in Section 8.02 or to prepay any Base Rate Loan made pursuant to Section 8.02 or 8.05, PROVIDED that the Borrower (x) notifies such Bank through the Administrative Agent of such election at least three Euro-Dollar Business Days before any date fixed for such a borrowing, prepayment or conversion, as the case may be, and (y) prepays all of such Bank's outstanding Loans at the end of the respective Interest Periods applicable thereto or, if required by clause (b) of the last sentence of Section 8.02, immediately. Upon receipt by the Administrative Agent of such notice the Commitment of such Lender, if outstanding, shall terminate.

          (b) Notwithstanding anything to the contrary contained in Section 8.02 through 8.04, the Borrower shall not be obligated to pay any costs or expenses of any Bank arising pursuant to such sections that are attributable to the Excluded Period with respect to such additional costs or expenses; PROVIDED, that if an applicable law, rule, regulation, guideline or request that gives rise to such costs or expenses shall be adopted or made on any date after the Closing Date and shall be applicable to the period (a "RETROACTIVE PERIOD") prior to the date on which such law, rule, regulation, guideline or request is adopted or made, the limitation on the Borrower's obligations to pay such additional costs or expenses under this Section 8.06(b) shall not apply to the additional costs or expenses of any Bank payable in respect of such Retroactive Period.

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                                    ARTICLE 9

                                    GUARANTY

         SECTION 9.01. THE GUARANTY. Each Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by the Borrower under this Agreement. Upon failure by the Borrower to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

         SECTION 9.02. GUARANTY UNCONDITIONAL. The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or any other Guarantor under this Agreement or any Note, by operation of law or otherwise;

         (ii) any modification or amendment of or supplement to this Agreement or any Note;

        (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower or any other Guarantor under this Agreement or any Note;

         (iv) any change in the corporate existence, structure or ownership of the Borrower or any other Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or their respective assets or any resulting release or discharge of any obligation of the Borrower or any other Guarantor contained in this Agreement or any Note;

          (v) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, any other Guarantor, the Administrative Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

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
         (vi) any invalidity or unenforceability relating to or against the Borrower or any other Guarantor for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Guarantor of the principal of or interest on any Note or any other amount payable by the Borrower or any other Guarantor under this Agreement; or

        (vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

         SECTION 9.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Each Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other Guarantor or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         SECTION 9.04. WAIVER BY EACH GUARANTOR. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Guarantor or any other Person.

         SECTION 9.05. SUBROGATION AND CONTRIBUTION. Upon making any payment with respect to any Borrower hereunder, the relevant Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; PROVIDED that no Guarantor shall enforce any payment by way of subrogation or contribution against any other Obligor until all amounts of principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement have been paid in full.

         SECTION 9.06. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any Note is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each Guarantor hereunder forthwith on demand by

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the Administrative Agent made at the request of the requisite proportion of the
Banks specified in Article 6 of the Agreement.

         SECTION 9.07. LIMIT OF LIABILITY. The obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         SECTION 9.08. RELEASE OF GUARANTOR. (a) Upon any sale by the Borrower of a Subsidiary permitted by and in compliance with this Agreement, such Subsidiary shall automatically and without further action by any Bank or the Administrative Agent be released from its obligations, if any, as a Guarantor hereunder.

          (b) If at any time a Subsidiary that is a Guarantor at such time hereunder shall no longer qualify as a Material Subsidiary, then, PROVIDED that a Default shall not have occurred and be continuing, upon the request of the Borrower to the Administrative Agent and the receipt of the consent of the Required Banks (which consent shall not be unreasonably withheld), such Subsidiary shall be released from its obligations as a Guarantor hereunder.

                                   ARTICLE 10

                                  MISCELLANEOUS

         SECTION 10.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party (a) in the case of the Borrower or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Guarantor, in care of the Borrower (c) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (d) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this

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Section; PROVIDED that notices to the Administrative Agent or any LC Issuing
Bank under Article 2 or Article 8 shall not be effective until received.

         SECTION 10.02. NO WAIVERS. No failure or delay by any Bank Party exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.03. EXPENSES; INDEMNIFICATION. (a) The Borrower shall pay
(i) all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by each Bank Party, including (without duplication) the reasonable fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          (b) The Borrower agrees to indemnify each Bank Party, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of any Letter of Credit or any proceeds of Loans hereunder; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          (c) The Borrower hereby indemnifies each Indemnitee from and against and agrees to hold each of them harmless from any and all liabilities, losses, damages, costs and expenses of any kind (including without limitation reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) of such Indemnitee arising out of, in respect of or in connection with any and all Environmental Liabilities. Without limiting the generality of the foregoing (except as provided in the proviso at the end of this sentence), the Borrower hereby waives

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all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against each Indemnitee; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 10.04. SHARING OF SET-OFFS. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the Loans and participations in LC Reimbursement Obligations held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to the Loans and participations in LC Reimbursement Obligations held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans and participations in LC Reimbursement Obligations held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and participations in LC Reimbursement Obligations held by the Banks shall be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Obligor other than its indebtedness in respect of the Loans and LC Reimbursement Obligations. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or LC Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Obligor in the amount of such participation.

         SECTION 10.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent or any LC Issuing Bank are affected thereby, by the Administrative Agent or such LC Issuing Banks, as the case may
be); PROVIDED that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the amount of any LC Reimbursement Obligation or any interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or of any LC Reimbursement Obligation or any interest thereon or any fees hereunder or for the termination of any Commitment

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
or (except as expressly provided in Section 2.14) extend the expiry date of any Letter of Credit, (iv) change the aggregate amount by which or to which the Commitments are required to be reduced on or prior to any Commitment Reduction Date, (v) release any Guarantor from its obligations hereunder (except pursuant to Section 9.08) or (vi) change the percentage of the Commitments or of the Aggregate LC Exposure or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

         SECTION 10.06. SUCCESSORS; PARTICIPATIONS AND ASSIGNMENTS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Bank Parties.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans and participations in Letters of Credit. If a Bank grants any such participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the LC Issuing Banks and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and the LC Issuing Banks hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 10.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.13 and Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto signed by such Assignee

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
and such transferor Bank, with (and subject to) the subscribed consent of the Borrower (which shall not be unreasonably withheld; PROVIDED that the withholding of any consent by the Borrower with respect to any assignment to an Assignee that is not a commercial bank shall not be deemed to be unreasonable), the Administrative Agent and the LC Issuing Banks; PROVIDED that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately before such assignment, or, if at the time of such assignment, an Event of Default pursuant to Section 6.01(a), (g) or (h) shall have occurred and be continuing, no such consent of the Borrower shall be required. Each such assignment shall be in such an amount that, after such assignment is made, each of the assignor Bank and the Assignee will have an Outstanding Amount, together with their respective unused Commitments, of at least $10,000,000. When such instrument has been signed and delivered by the parties thereto and such Assignee has paid to such transferor Bank the purchase price agreed between them, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a political subdivision thereof, it shall deliver to the Borrower and the Administrative Agent certification as to its exemption from deduction or withholding of, or its entitlement to a reduced withholding rate for, United States federal income taxes in accordance with Section 8.04.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 10.07. NO RELIANCE ON MARGIN STOCK. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 10.08. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 10.09. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when the Administrative Agent has received from each of the parties hereto a counterpart hereof signed by such party or facsimile or other written confirmation satisfactory to the Administrative Agent confirming that such party has signed a counterpart hereof.

         SECTION 10.10. WAIVER OF JURY TRIAL. THE BORROWER AND EACH BANK PARTY HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 10.11. APPOINTMENT OF AGENT FOR SERVICES OF PROCESS. (a) Each Obligor hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process, CT Corporation System at its offices currently located at 1633 Broadway, New York, New York 10019 to accept and acknowledge for and on behalf of each Obligor service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York State or Federal court sitting in The State of New York.

          (b) In lieu of service upon its agent, each Obligor consents to process being served in any suit, action or proceeding relating hereto by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to its address designated pursuant to Section 10.01. Each Obligor agrees that such service (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it.

          (c) Nothing in this Section shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         SECTION 10.12. JUDGMENT CURRENCY. If for the purposes of enforcing the obligations of the Borrower any hereunder it is necessary to convert a sum due from such Person in U.S. dollars ("DOLLARS") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent and the Banks could purchase dollars with such currency at or about 11:00 A.M. (New York City time) on the Domestic Business Day preceding that on which final judgment is given. The obligations in respect of any sum due to the Administrative Agent and the Banks hereunder shall, notwithstanding any adjudication expressed in a currency other than dollars, be discharged only to the extent that on the Domestic Business Day following receipt by the Administrative Agent and the Banks of any sum adjudged to be so due in such other currency the Administrative Agent and the Banks may in accordance with normal banking procedures purchase dollars with such other currency; if the amount of dollars so purchased is less than the sum originally due to the Administrative Agent and the Banks in dollars, the Borrower and each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such adjudication, to indemnify the Administrative Agent and the Banks against such loss, and if the amount of dollars so purchased exceeds the sum originally due to the Administrative Agent and the Banks, it shall remit such excess to the Borrower.

         SECTION 10.13. MAXIMUM INTEREST RATE. (a) Nothing contained in this Agreement or the Notes shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law.

           (b) If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to this Agreement, would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

           (c) If the amount of interest payable for the account of any Bank in respect of any interest computation period is reduced pursuant to clause (b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to this Agreement, would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; PROVIDED that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause (b) of this Section.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                            BELLWETHER EXPLORATION
                                              COMPANY


                                            By:______________________________
                                               Name:
                                               Title:
                                               Address: 1331 Lamar, Suite 1455
                                                        Houston, Texas 77010
                                               Facsimile: (713) 652-2916


                                               ODYSSEY PETROLEUM COMPANY, as
                                               Guarantor


                                            By:______________________________
                                               Name:
                                               Title:


                                               BLACKHAWK OIL COMPANY, as
                                               Guarantor

                                            By:______________________________
                                               Name:
                                               Title:

                                            1989-I TEAI LIMITED PARTNERSHIP, as
                                              Guarantor

                                              By: Blackhawk Oil Company, as the
                                              General Partner

                                            By:______________________________
                                               Name:
                                               Title:


                                               MORGAN GUARANTY TRUST
                                               COMPANY OF NEW YORK, as
                                               Administrative Agent


                                            By:______________________________
                                               Name:
                                               Title:
                                               Address: 60 Wall Street
                                               New York, NY 10260
                                               Facsimile: (212) 648-5014



                                              MORGAN GUARANTY TRUST
                                              COMPANY OF NEW YORK, as Bank


                                            By:______________________________
                                              Name:
                                              Title:

                                            BANQUE PARIBAS, as Bank


                                            By______________________________
                                              Name:
                                              Title:


                                            By______________________________
                                              Name:
                                              Title:


                                            THE CHASE MANATTAN BANK,
                                               as Bank


                                            By______________________________
                                              Name:
                                              Title:


                                            NATIONSBANK OF TEXAS, N.A.,
                                                   as Bank


                                            By______________________________
                                              Name:
                                              Title:


                                            WELLS FARGO BANK (TEXAS),
                                               NATIONAL ASSOCIATION, as Bank


                                            By______________________________
                                              Name:
                                              Title:

                                              MORGAN GUARANTY TRUST
                                              COMPANY OF NEW YORK, as LC
                                              Issuing Bank


                                            By______________________________
                                              Name:
                                              Title:

                               COMMITMENT SCHEDULE

Morgan Guaranty Trust Company of New York                   $    20,000,000
Banque Paribas                                              $    17,500,000
The Chase Manhattan Bank                                    $    17,500,000
NationsBank of Texas, N.A.                                  $    17,500,000
Wells Fargo Bank (Texas), National Association              $    17,500,000

                  TOTAL                                     $    90,000,000

                                                                EXHIBIT A - NOTE

                                      NOTE

                               New York, New York

         For value received, Bellwether Exploration Company, a Delaware corporation (the "BORROWER"), promises to pay to the order of ______________________ (the "BANK"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of April 21, 1997 among Bellwether Exploration Company, the Guarantors, the Banks and the LC Issuing Banks party thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for, INTER ALIA, provisions for the prepayment hereof, the acceleration of the maturity hereof and to the effect that no provision of the Credit Agreement or this note shall require the payment or permit the charging or collection of interest in an amount in excess of the highest amount permitted by applicable law.

         The payment in full of the principal and interest on this note has, pursuant to the provisions of the Credit Agreement, been unconditionally guaranteed by certain Guarantors.


                                                 Bellwether Exploration Company


                                                 By___________________________
                                                    Name:
                                                    Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


           Amount of                             Amount of         Notation Made
 Date        Loan           Type of Loan      Principal Repaid          By

                 EXHIBIT B - OPINION OF COUNSEL FOR THE BORROWER

                                   OPINION OF
                            COUNSEL FOR THE OBLIGORS

April 21, 1997

To:      Morgan Guaranty Trust Company
         of New York, as Administrative Agent
         60 Wall Street
         New York, New York  10260

         And the Banks listed on Schedule I Attached Hereto

Ladies and Gentlemen:

         We have acted as counsel for Bellwether Exploration Company (the "BORROWER"), Odyssey Petroleum Corporation ("ODYSSEY"), Black Hawk Oil Company ("BLACK HAWK" and together with Odyssey collectively, the "CORPORATE GUARANTORS") and 1989-I TEAI Limited Partnership (the "LP GUARANTOR" and together with the Corporate Guarantors, collectively, the "GUARANTORS") in connection with the Senior Reducing Revolving Credit Agreement dated as of April 21, 1997 (the "CREDIT AGREEMENT") among the Borrower, the Guarantors Party Thereto, the Banks Party Thereto and LC Issuing Banks Referred to Therein and Morgan Guaranty Trust Company of New York ("MORGAN GUARANTY"), as Administrative Agent (the "ADMINISTRATIVE AGENT"). Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our clients pursuant to Section 3.01(c) of the Credit Agreement.

         In preparing this opinion letter, we have examined executed counterparts of (i) the Credit Agreement and (ii) those certain promissory notes (the "NOTES"), dated April 21, 1997, executed by the Borrower and payable to the order of each of the Banks listed on Schedule I, respectively, delivered pursuant to the Credit Agreement. In addition, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         In making this examination, we have assumed, with respect to all documents which we have examined: the genuineness of all signatures thereon, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the authenticity of the originals of such copies, and the completeness of all such documents and copies. As to certain questions of fact material to such opinions, we have, where such facts were not otherwise verified or established, relied upon the factual representations contained in the Agreement, the certificates and other documents delivered pursuant thereto and other certifications of officers of the Borrower and the Guarantors. For purposes of this opinion letter, we also have assumed the due authorization, execution and delivery of, and the validity and binding effect of, the Credit Agreement with regard to all parties thereto other than the Borrower and the Guarantors.

         Upon the basis of the foregoing, and subject to the qualifications, limitations and exceptions hereinafter set forth, we are of the opinion that:

           1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

           2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes (a) are within the Borrower's corporate powers,
(b) have been duly authorized by all necessary corporate action on the part of the Borrower, (c) require no action by or in respect of, or filing with, any governmental body, agency or official (other than actions or filings required in the ordinary course of business) and (d) do not contravene, or constitute a default, or result in the creation or imposition of any Lien (other than Liens that arise in the ordinary course of business) on any asset of the Borrower or any Subsidiary, under, any provision (i) of applicable statutory law or regulation or (ii) of the Borrower's certificate of incorporation or by-laws or
(iii) of any existing obligation of the Borrower under any material agreement filed by the Borrower with the SEC or any agreement or instrument evidencing Debt for borrowed money known to us or (iv) of any material judgment, injunction, order, decree or other instrument binding upon the Borrower or any Subsidiary and known to us.

           3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes issued thereunder today constitute valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium, receivership or similar laws affecting creditors' rights generally and (y) general principles of equity, whether considered by a court of law or equity.

           4. Each of the Borrower's corporate Subsidiaries identified on
SCHEDULE II attached hereto is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation.

           5. Each of the Corporate Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The LP Guarantor is a limited partnership duly formed and validly existing under the laws of the State of Texas.

           6. The execution, delivery and performance by each of the Guarantors of the Credit Agreement (a) are within such Guarantor's corporate or partnership powers, as applicable, (b) have been duly authorized by all necessary corporate or partnership action, as applicable, on the part of such Guarantor, (c) require no action by or in respect of, or filing with, any governmental body, agency or official (other than actions or filings required in the ordinary course of business) and (d) do not contravene, or constitute a default or result in the creation or imposition of any Lien (other than Liens that arise in the ordinary course of business) on any asset of such Guarantor, under, any provision (i) of applicable statutory law or regulation or (ii) of the certificate of incorporation or by-laws or limited partnership agreement, as applicable, of such Guarantor or (iii) of any existing obligation of such Guarantor under any material agreement filed by the Borrower or such Guarantor with the SEC or any agreement or instrument evidencing Debt for borrowed money known to us, or (iv) of any material judgment, injunction, order, decree or other instrument binding upon such Guarantor and known to us.

           7. The Credit Agreement constitutes a valid and binding agreement of each of the Guarantors, enforceable against each Guarantor in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium, receivership or similar laws relating to or affecting creditors' rights generally and (y) general principles of equity, whether considered by a court of law or equity.

         We hereby confirm to you that, to the best of our knowledge, there is no action, suit or proceeding pending or overtly threatened in writing against the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official not otherwise disclosed in the Credit Agreement or in any certificate or document delivered pursuant thereto, which could reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated

Subsidiaries, considered as a whole, or which seeks to affect the validity of the Credit Agreement or the Notes.

         The foregoing opinions are limited in all respects to the substantive law of the State of New York, the General Corporation law of the State of Delaware and the federal law of the United States, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. In addition, we express no opinion as to any applicable state securities, blue sky, tax or legal investment laws, and we express no opinion as to the enforceability of any indemnification provisions of documents to the extent that any such indemnification would be contrary to public policy.

         Our opinion in paragraph 4 above, regarding the due incorporation, valid existence and good standing of persons other than the Borrower or the Guarantors, is based solely upon review and reliance upon certificates of public officials.

         The qualification of any opinion or statement herein by the use of the words "to our knowledge" or "known to us" means that during the course of representation as described in this opinion letter, no information has come to the attention of the attorneys in this firm involved in the transactions described which would give such attorneys current actual knowledge of the existence of the facts so qualified. Except as set forth herein, we have not undertaken any investigation to determine the existence of such facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

         This opinion letter (i) has been furnished to you at your request and may not be furnished, reproduced, distributed or disclosed to anyone without our prior written consent, (ii) is rendered solely for your information in connection with the referenced transaction and may not be relied upon by any other person or for any other purpose without our prior written consent, (iii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes or any new developments which might affect any matters or opinions set forth herein, and (iv) is limited to the matters expressly stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

                                                 Very truly yours,

                                                 BUTLER & BINION, L.L.P.

                                   SCHEDULE I

                                      BANKS

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY  10260

Banque Paribas
1200 Smith Street
Suite 3100
Houston, TX  77002

The Chase Manhattan Bank
707 Travis, 5th Floor
Houston, TX  77002

NationsBank of Texas, N.A.
700 Louisiana Street
8th Floor
Houston, TX  77002

Wells Fargo Bank (Texas), National Association
1000 Louisiana Street
3d Floor/Energy Department
Houston, TX  77002

                                   SCHEDULE II

                        REFERENCED CORPORATE SUBSIDIARIES

Odyssey Petroleum Company, a Delaware corporation
West Monroe Gas Gathering Corporation, a Louisiana corporation
Black Hawk Oil Company, a Delaware corporation
TEAI Oil & Gas Company, a Delaware corporation

       EXHIBIT C - OPINION OF SPECIAL COUNSEL FOR THE ADMINISTRATIVE AGENT

                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                          FOR THE ADMINISTRATIVE AGENT

                                 April 21, 1997

To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

         We have participated in the preparation of the Credit Agreement dated as of April 21, 1997 (the "CREDIT AGREEMENT") among Bellwether Exploration Company, a Delaware corporation (the "BORROWER"), the Guarantors, the Banks and LC Issuing Banks party thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent, and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

           1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

           32. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes issued thereunder today constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                                                 Very truly yours,

                 EXHIBIT D - ASSIGNMENT AND ASSUMPTION AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         AGREEMENT dated as of _________, 19__ among [NAME OF ASSIGNOR] (the "ASSIGNOR") and [NAME OF ASSIGNEE] (the "ASSIGNEE").

         WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Credit Agreement dated as of April 21, 1997 among the Borrower, the Guarantors party thereto, the Assignor and the other Banks party thereto, the LC Issuing Banks party thereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT") (as amended from time to time, the "CREDIT AGREEMENT");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower and participate in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed $------------;

         WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

         WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $__________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "ASSIGNED AMOUNT"), together with a corresponding portion of each of its outstanding Loans and its LC Exposure, and the Assignee proposes to accept such assignment and assume the corresponding obligations of the Assignor under the Credit Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

         SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount and a corresponding portion of each of its outstanding Loans, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount and the corresponding portion of each component of its LC Exposure. Upon the execution and delivery hereof by the Assignor and the Assignee [and the execution of the consent attached hereto by the Borrower and the Administrative Agent]1 and the LC Issuing Banks and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement and the Financing Documents with a Commitment in an amount equal to the Assigned Amount and acquire the rights of the Assignor with respect to a corresponding portion of each of its outstanding Loans and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by the Assigned Amount, and the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.2 Commitment and/or facility fees accrued before the date hereof are for the account of the Assignor and such fees accruing on and after the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and promptly pay the same to such other party.

         [SECTION 4. CONSENT OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LC ISSUING BANKS. This Agreement is conditioned upon the consent of the
--------
         1  Delete if consent is not required.
         2 Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any up-front fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

Borrower, the Administrative Agent and the LC Issuing Banks pursuant to Section 10.06(c) of the Credit Agreement.3]

         SECTION 5. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of any Obligor, or the validity and enforceability of the any Obligor's obligations under the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Obligors.

         SECTION 6. ASSIGNEE. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements most recently delivered thereunder and such other Financing Documents and other documents and information as it has deemed appropriate to make its own analysis of Borrower and the transactions contemplated by the Credit Agreement and its own independent decision to enter into this Assignment and Assumption Agreement and (b) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank (including the obligation to make future Loans).

         SECTION 7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 8. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


--------
         3  Delete if consent is not required.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                             [NAME OF ASSIGNOR]

                                             By__________________________
                                               Name:
                                               Title:

                                             [NAME OF ASSIGNEE]


                                             By__________________________
                                               Name:
                                               Title:



The undersigned consent to the foregoing assignment:

                                             [BELLWETHER EXPLORATION COMPANY]

                                             By__________________________
                                               Name:
                                               Title:


                                             MORGAN GUARANTY TRUST
                                             COMPANY OF NEW YORK, as
                                             Administrative Agent

                                             By__________________________
                                               Name:
                                               Title:

                                             MORGAN GUARANTY TRUST
                                             COMPANY OF NEW YORK, as LC
                                             Issuing Bank

                                             By__________________________
                                               Name:
                                               Title: